UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

BANK OF THE CAROLINAS

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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POST OFFICE BOX 129

MOCKSVILLE, NORTH CAROLINA 27028

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The 2007 Annual Meeting of Shareholders of Bank of the Carolinas Corporation will be held at 2:00 p.m. on Thursday, May 24, 2007, at the Bank of the Carolinas Operations Center located at 106 York Way, Advance, North Carolina.

The purposes of the meeting are:

1.	Election of Directors. To elect 14 directors for one-year terms;

2.	Approval of 2007 Omnibus Equity Plan. To consider a proposal to approve our 2007 Omnibus Equity Plan; and

3.	Other Business. To transact any other business properly presented for action at the Annual Meeting.

You are invited to attend the Annual Meeting in person. However, even if you plan to attend, we ask that you complete, sign and date the enclosed appointment of proxy and return it to us as soon as you can in the enclosed envelope. Doing that will help us ensure that your shares are represented and that a quorum is present at the Annual Meeting. Even if you sign an appointment of proxy, you may still revoke it later or attend the Annual Meeting and vote in person.

This notice and the enclosed proxy statement and form of appointment of proxy are being mailed to our shareholders on or about April 20, 2007.

By Order of the Board of Directors

Robert E. Marziano
Chairman and Chief Executive Officer

YOUR VOTE IS IMPORTANT. WHETHER YOU OWN ONE SHARE OR MANY, YOUR PROMPT COOPERATION IN VOTING YOUR PROXY CARD IS APPRECIATED.

POST OFFICE BOX 129

MOCKSVILLE, NORTH CAROLINA 27028

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

General

This Proxy Statement is dated April 20, 2007, and is being furnished to our shareholders in connection with our solicitation of appointments of proxy in the enclosed form for use at the 2007 Annual Meeting of our shareholders and at any adjournments of the meeting. The Annual Meeting will be held at the Bank of the Carolinas Operations Center located at 106 York Way, Advance, North Carolina, at 2:00 p.m. on Thursday, May 24, 2007.

In this Proxy Statement, the terms “you,” “your” and similar terms refer to the shareholder receiving it. The terms “we,” “us,” “our” and similar terms refer to Bank of the Carolinas Corporation. Our banking subsidiary, Bank of the Carolinas, is referred to as the “Bank.”

Voting

If your shares of our common stock are held of record in your name, they can be voted at the Annual Meeting in one of the following ways.

•	You can attend the Annual Meeting and vote in person.

•

You can sign and return an appointment of proxy (a proxy card) in the form enclosed with this proxy statement and appoint the “Proxies” named below to vote your shares for you at the meeting, or you can validly appoint another person to vote your shares for you.

•

You can appoint the Proxies to vote your shares for you by going to the Bank’s Internet website (http://www.bankofthecarolinas.com) and click on the link for “proxy voting.” When you are prompted for your “voter control number,” you should enter the number printed just above your name on the enclosed proxy card, and then follow the instructions you will be given. You may vote by Internet only until 5:00 p.m. on May 23, 2007, which is the day before the Annual Meeting date. If you vote by Internet, you need not sign and return a proxy card. You will be appointing the Proxies to vote your shares on the same terms and with the same authority as if you marked, signed and returned a proxy card. The authority you will be giving the Proxies is described below and in the form of proxy card enclosed with this proxy statement.

If your shares of our common stock are held for you in “street name” by a broker or other nominee, then the record holder of your shares is required to vote them for you. You will need to follow the directions your broker or nominee provides you and give it instructions as to how your shares should be voted. Brokers who hold shares in street name for their clients typically have the authority to vote the shares on “routine” proposals, such as the election of directors, when they have not received instructions from beneficial owners. However, without specific voting instructions from beneficial owners, brokers generally are not allowed to exercise their voting discretion with respect to the approval of non-routine matters.

Solicitation and Voting of Proxies

A proxy card is included with this proxy statement that provides for you to name three of our directors, Robert E. Marziano, Stephen R. Talbert and Michael D. Larrowe, to act as your “Proxies” and vote your shares at the Annual Meeting. Please sign and date your proxy card and return it in the enclosed envelope, or follow the instructions above for appointing the Proxies by Internet, so that your shares will be represented at the meeting.

If you sign a proxy card and return it so that we receive it before the Annual Meeting, or you appoint the Proxies by Internet, the shares of our common stock you hold of record will be voted by the Proxies according to your instructions. If you sign and return a proxy card, or appoint the Proxies by Internet, but you do not give any voting instructions, then your shares will be voted by the Proxies “FOR” the election of each of the 14 nominees for director named in Proposal 1 below and “FOR” Proposal 2 discussed in this proxy statement. If, before the Annual Meeting, any nominee named in Proposal 1 becomes unable or unwilling to serve as a director for any reason, the Proxies will have the discretion to vote your shares for a substitute nominee named by our Board of Directors. We are not aware of any other business that will be brought before the Annual Meeting but, if any other matter is properly presented for action by our shareholders, the Proxies will be authorized to vote your shares according to their best judgment. The Proxies also will be authorized to vote your shares according to their best judgment on matters incident to the conduct of the meeting, including motions to adjourn the meeting. If you do not return a proxy card or appoint the Proxies by Internet, the Proxies will not have authority to vote for you and shares you hold of record will not be represented or voted at the Annual Meeting unless you attend the meeting in person.

Revocation of Appointment of Proxy; How You Can Change Your Vote

If you are the record holder of your shares and you sign and return a proxy card or appoint the Proxies by Internet, and you later wish to revoke the authority or change the voting instructions you gave the Proxies, you can do so at any time before the voting takes place at the Annual Meeting by taking the appropriate action described below:

In order to change the voting instructions you gave the Proxies:

•	you can sign and submit a proxy card that is dated after the date of your original proxy card, or after the date you appointed the Proxies by Internet, and that contains your new instructions; or

•

if you appointed the Proxies by Internet, you can click on the link for “proxy voting” on the Bank’s Internet website, enter the same voting control number (printed just above your name on the enclosed proxy card) that you previously used to appoint the Proxies, and then change your voting instructions.

The Proxies will follow the last voting instructions they receive from you before the Annual Meeting.

In order to revoke your proxy card or your appointment of the Proxies by Internet:

•	you should give our Corporate Secretary a written notice that you want to revoke your proxy card or Internet vote; or

•

you can attend the Annual Meeting and notify our Corporate Secretary that you want to revoke your proxy card or Internet vote and vote your shares in person. Your attendance at the Annual Meeting alone, without notifying our Corporate Secretary, will not revoke your proxy card or Internet vote.

If your shares are held in “street name” and you want to change voting instructions you have given to your broker or other nominee, you must follow your broker's or nominee's directions.

Expenses and Method of Solicitation

We will pay all costs of soliciting proxy cards for the Annual Meeting, including costs of preparing and mailing this proxy statement. We are requesting that banks, brokers and other custodians, nominees and fiduciaries forward copies of our proxy solicitation materials to their principals and request their voting instructions, and we may reimburse those persons for their expenses in doing so. In addition to solicitation using the mail, the Bank's and our directors, officers and employees may solicit proxy cards personally or by telephone or other methods of communication, but they will not receive any additional compensation from us for doing so.

In connection with the solicitation of proxy cards for the Annual Meeting, we have not authorized anyone to give you any information, or make any representation to you, that is not contained in this proxy statement. If anyone gives you any other information or makes any other representation to you, you should not rely on it as having been authorized by us.

Record Date and Voting Securities

The close of business on April 5, 2007, is the “Record Date” we are using to determine which shareholders are entitled to receive notice of and to vote at the Annual Meeting and how many shares they are entitled to vote. You must have been a record holder of our common stock on that date in order to vote at the meeting. Our voting securities are the 3,832,092 shares of our common stock which were outstanding on the Record Date.

Quorum, Voting Procedures and Votes Required for Approval

A quorum must be present for business to be conducted at the Annual Meeting. For all matters to be voted on at the meeting, a quorum will consist of a majority of the outstanding shares of our common stock. Shares represented in person or by proxy at the meeting will be counted for the purpose of determining whether a quorum exists. Once a share is represented for any purpose at the meeting, it will be treated as present for quorum purposes for the remainder of the meeting and for any adjournments. If you return a valid proxy card, appoint the Proxies by Internet, or attend the meeting in person, your shares will be counted for purposes of determining whether there is a quorum, even if you abstain from voting. Broker “non-votes” also will be counted in determining whether there is a quorum. Broker “non-votes” will occur if your shares are held by a broker and are voted on one or more matters at the meeting but they are not voted by the broker on a “non-routine” matter because you have not given the broker voting instructions on that matter. If your shares are represented at the meeting with respect to any matter voted on, they will be treated as present with respect to all matters voted on, even if they are not voted on all matters.

Our directors are elected by a plurality of the votes cast in elections. In the election of directors at the Annual Meeting, the fourteen nominees receiving the highest numbers of votes will be elected. For Proposal 2 to be approved, the votes cast in favor of the proposal must exceed the votes cast against it. Abstentions and broker non-votes will have no effect in the voting for directors or on Proposal 2. You may cast one vote for each share you held of record on the Record Date on each director to be elected and on each other matter voted on by shareholders at the Annual Meeting. You may not cumulate your votes in the election of directors.

PROPOSAL 1: ELECTION OF DIRECTORS

General

Our Bylaws provide that:

•

our Board of Directors consists of not less than five nor more than 18 members, and our Board is authorized to set and change the actual number of our directors from time to time within those limits; and;

•	our directors are elected each year at the Annual Meeting for terms of one year.

Nominees

The number of our directors currently is set at 14. Based on the recommendation of our Corporate Governance Committee, our current directors named in the table below have been nominated by our Board of Directors for reelection at the Annual Meeting for new terms.

Name and age	Positions with us and the Bank (1)	Year first elected (2)	Principal occupation and business experience
Jerry W. Anderson (67)	Director	1998	Partner, Anderson Aggregates, LLC, since 1999; former President, Anderson Chip & Pulpwood, Inc., from 1986 until its merger with Anderson Aggregates in 1999 (land clearing)

Alan M. Bailey (66)	Director	1998	Private investor; former owner and operator, 801 Shell Service (gasoline station)

William A. Burnette (66)	Director	1998	President and owner, Associated Golf Courses, Ltd. and James Way, Ltd. (land development); Managing Partner, The Hillsdale Group LLC (land development); President and owner, Associated Supply International, Ltd. (leaf tobacco merchant)

John A. Drye (43)	Director	2002	Partner, Central Carolina Insurance Agency

Thomas G. Fleming (59)	Director	1998	President and owner, Mocksville Builders Supply, Inc. (building supplies) and Town & Country Hardware (retail hardware store)

John W. Googe (81)	Director	2001	President and Chief Executive Officer, Flex-Pay Business Services, Inc. (payroll services); formerly President and Chief Executive Officer Southeastern Employee Benefit Services, Inc. (pension plan administration) (1999-2003)

Henry H. Land (65)	Director	2002	Retired; formerly Partner, McClary, Stocks, Smith, Land & Campbell, P.A., Certified Public Accountants (1988-2006)

Michael D. Larrowe (52)	Director	1998	Regional Managing Shareholder, Elliott Davis LLC (certified public accountants and business advisors); formerly senior member, Larrowe & Co., PLC (certified public accounting and consulting firm) (1993-2006)

Steven G. Laymon (46)	Director	1998	Optometrist; President and owner, Steven G. Laymon, O.D., P.A. (optometric practice)

Robert E. Marziano (58)	Director; Chairman and Chief Executive Officer	1998	Our executive officer

Grady L. McClamrock, Jr. (54)	Director	2001	Attorney; owner, Grady L. McClamrock, Jr., J.D., P.A. (law firm)

Lynne Scott Safrit (48)	Director	2002	President, North American Commercial Operations, Castle & Cooke, Inc. (property management and development)

Francis W. Slate (84)	Director	1998	Mayor, Town of Mocksville; retired General Surgeon, Mocksville Surgical Associates, P.A.

Stephen R. Talbert (61)	Vice Chairman	2002	Our executive officer since 2002; previously, Chairman, Chief Executive Officer and President of BOC Financial Corp and its bank subsidiary

(1)	Listings of the members of committees of our Board are contained below under the heading “Committees of Our Board.”
(2)	“Year first elected” refers to the year in which each individual first became a director of the Bank. Each nominee first became our director at the time we were incorporated during 2006 as the Bank's holding company. Messrs. Drye, Land and Talbert and Ms. Safrit previously served as directors of BOC Financial Corp and were appointed as directors of the Bank following our merger with that company on December 31, 2001.

Our Board of Directors recommends that you vote “FOR” each of the 14 nominees named above. The 14 nominees receiving the highest numbers of votes will be elected.

CORPORATE GOVERNANCE

Director Independence

Our Board of Directors periodically reviews transactions, relationships and other arrangements involving our directors and determines which of the directors the Board considers to be “independent.” In making those determinations, the Board applies the independence criteria contained in the listing requirements of The Nasdaq Stock Market. The following table lists persons who served as directors during 2006, and all nominees for election as directors at the Annual Meeting, who our Board believes are, or will be, “independent” directors under Nasdaq's criteria.

Jerry W. Anderson	John W. Googe	Steven G. Laymon
Alan M. Bailey	Henry H. Land	Grady L. McClamrock, Jr.
John A. Drye	Michael D. Larrowe	Lynne Scott Safrit
Thomas G. Fleming		Francis W. Slate

In addition to the specific Nasdaq criteria, in determining the independence of each director the Board considers whether it believes any other transactions, relationships, arrangements or factors (including our directors' borrowing relationships with the Bank) could impair their ability to exercise independent judgment. In its determination that the above directors are independent, those other factors considered by the Board included the transactions and relationships with Mr. Flemings’ and Mr. Larrowe’s companies described under the caption “Compensation Committee Interlocks and Insider Participation,” as well as services provided to the Bank by Mr. Googe’s firm in connection with payroll administration (for which we paid $2,109 during 2006), and legal services that Mr. McClamrock provides from time to time in connection with matters involving such things as loan closings or collections (for which we paid $1,989 during 2006). In the case of Mr. Larrowe and Mr. McClamrock, the Board concluded that each of them is independent under Nasdaq’s criteria, but that they may not serve on our Audit Committee.

Attendance by Directors at Meetings

Board of Directors Meetings. Since we completed our reorganization in which we formed our holding company, our and the Bank's Boards of Directors have met jointly. During 2006, the Boards met 12 times, including separate meetings of the Bank's Board prior to the reorganization. Each of our current directors attended 75% or more of the aggregate number of meetings of the Boards and any committees on which he or she served, with the exception of Lynne Scott Safrit.

Annual Meetings. Attendance by our directors at Annual Meetings of our shareholders gives directors an opportunity to meet, talk with and hear the concerns of shareholders who attend those meetings, and it gives those shareholders access to our directors that they may not have at any other time during the year. Our Board of Directors recognizes that directors have their own business interests and are not our employees, and that it is not always possible for them to attend Annual Meetings. However, our Board's policy is that attendance by directors at our Annual Meetings is beneficial to us and to our shareholders and that our directors are strongly encouraged to attend each Annual Meeting whenever possible. All of our current directors attended our last Annual Meeting which was held during May 2006.

Communications with Our Board

Our Board of Directors encourages our shareholders to communicate with it regarding their concerns and other matters related to our business, and the Board has established a process by which you may send written communications to the Board or to one or more individual directors. You may address and mail your communication to our Corporate Secretary at:

Bank of the Carolinas Corporation

Attention: Corporate Secretary

135 Boxwood Village Drive

Mocksville, North Carolina 27028

You also may send them by email to directors@bankofthecarolinas.com, with an attention line to the Corporate Secretary. You should indicate whether your communication is directed to the entire Board of Directors, to a particular committee of the Board or its Chairman, or to one or more individual directors. All communications will be reviewed by our Corporate Secretary and forwarded to the intended recipients. Communications from a customer of the Bank relating to a deposit, loan or other financial relationship or transaction also will be forwarded to the head of the department or division that is most closely associated with the subject of the complaint.

Code of Ethics

Our Board of Directors has adopted a Code of Ethics which applies to our directors and executive officers and is intended to promote:

•	honest and ethical conduct;

•	the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	full, fair, accurate, timely and understandable disclosure in reports and documents that we file with the Securities and Exchange Commission;

•	compliance with governmental laws, rules and regulations; and

•	prompt internal reporting of violations of the Code to the Board's Audit Committee.

Illegal or unethical behavior, violations of the Code, or accounting or auditing concerns, may be reported, anonymously or otherwise, to the Chairman of our Audit Committee addressed as follows:

Henry H. Land

P.O. Box 166

Kannapolis, NC 28082

You may obtain a copy of the Code by calling our Corporate Secretary at (336) 751-5755, or by sending your request in writing to: Bank of the Carolinas Corporation, Attn: Corporate Secretary, 135 Boxwood Village Drive, Mocksville, North Carolina 27028.

COMMITTEES OF OUR BOARD

General

Our Board of Directors has two independent, standing committees that assist the Board in oversight and governance matters. They are the Audit Committee and the Corporate Governance Committee (that serves as both a nominations committee and a compensation committee). Each Committee operates under a written charter approved by our Board that sets out their composition, authority, duties and responsibilities. We believe that each member of those committees is an “independent director” as that term is defined by Nasdaq's listing standards. Current copies of each of those Committees' charters are posted on the Bank’s Internet website at www.bankofthecarolinas.com. The Board also has an Executive Committee of which a majority of the members are independent directors. The current members of each committee are listed in the following table, and the function of and other information about each committee is described in the paragraphs below.

Audit Committee	Corporate Governance Committee	Executive Committee
Henry H. Land – Chairman	John A. Drye – Chairman	Robert E. Marziano – Chairman
Alan M. Bailey	Alan M. Bailey	William A. Burnette	Steven G. Laymon
Steven G. Laymon	Thomas G. Fleming	Thomas G. Fleming	Grady L. McClamrock, Jr.
Lynne Scott Safrit	John W. Googe	John W. Googe	Francis W. Slate
Francis W. Slate	Michael D. Larrowe	Michael D. Larrowe	Stephen R. Talbert
Steven G. Laymon

Audit Committee

Function. Our Audit Committee is a joint committee of the Bank's and our Boards of Directors. Under its charter, the Committee is responsible for:

•	appointing our independent accountants and approving their compensation and the terms of their engagement;

•	approving services proposed to be provided by the independent accountants; and

•	monitoring and overseeing the quality and integrity of our accounting and financial reporting process and systems of internal controls.

The Committee reviews various reports from our independent accountants (including its annual audit report on our consolidated financial statements), reports we file under the Securities Exchange Act of 1934, and reports of examinations by our regulatory agencies, and it generally oversees our internal audit program. The Committee met four times during 2006.

Audit Committee Financial Expert. Mr. Land, the Chairman of the Committee, is a certified public accountant with approximately 40 years of accounting experience, including approximately 18 years in public accounting. Our Board of Directors believes that Mr. Land is an “audit committee financial expert” as that term is defined by rules of the Securities and Exchange Commission.

Audit Committee Report

Our management is responsible for our financial reporting process, including our system of internal controls and disclosure controls and procedures, and for the preparation of our financial statements in accordance with accounting principles generally accepted in the United States of America. Our independent accountants are responsible for auditing those financial statements. The Audit Committee oversees and reviews those processes. In connection with its responsibilities, the Audit Committee reviews and evaluates, then discusses and consults with our management, internal audit personnel, and our independent accountants, regarding:

•	the plan for, and our independent accountants’ report on, each audit of our financial statements;

•	our financial disclosure documents, including all financial statements and reports filed with the Securities and Exchange Commission or sent to our shareholders;

•	changes in our accounting practices, principles, controls, methodologies or financial statements, and significant developments in accounting rules;

•	the adequacy of our internal accounting controls and accounting, financial and auditing personnel, and the establishment and maintenance of an environment that promotes ethical behavior.

The Audit Committee is responsible for recommending to our Board of Directors that our financial statements be included in our Annual Report on Form 10-K. The Committee took a number of steps in making this recommendation for 2006. First, the Committee discussed with our independent accountants applicable auditing standards, including information regarding the scope and results of the audit. Second, the Committee discussed the independent accountants' independence with the accountants and received a letter from the accountants concerning independence as required under applicable independence standards for auditors of public companies. This discussion and disclosure informed the Audit Committee of the accountants' independence and assisted the Committee in evaluating such independence. Finally, the Committee reviewed and discussed with our management and our accountants our audited balance sheets as of December 31, 2006 and 2005, and our statements of income, cash flows, and stockholders' equity for the three years ended December 31, 2006.

Based on the discussions with the independent accountants concerning the audit, the independence discussions, and the financial statement review, and other matters deemed relevant and appropriate by the Audit Committee, the Committee recommended to our Board of Directors that these financial statements be included in our 2006 Annual Report on Form 10-K filed with the Securities and Exchange Commission.

The Audit Committee:

Henry H. Land	Alan M. Bailey	Steven G. Laymon	Lynne S. Safrit	Francis W. Slate

Corporate Governance Committee

Function. Our Corporate Governance Committee is a joint committee of the Bank’s and our Boards. Under its charter, the Committee acts as our Board's nominations committee and as the compensation committee of both Boards. The Committee met six times during 2006.

Nominations Committee Functions. Among its other duties and responsibilities assigned from time to time by the Board, the Corporate Governance Committee functions as a nominations committee of our Board by identifying individuals who are qualified to become directors and recommending candidates to the Board for selection as nominees for election as directors at our Annual Meetings and for appointment to fill vacancies on the Board.

The Committee’s charter provides that it identify and recommend individuals who have high personal and professional integrity, who demonstrate ability and judgment, and who, with other members of the Board, will be effective in collectively serving the long-term interests of our shareholders. Candidates also must satisfy applicable requirements of state and federal banking regulators, and the Committee may develop other criteria or minimum qualifications for use in identifying and evaluating candidates. In identifying candidates to be recommended to the Board of Directors, the Committee considers incumbent directors and candidates suggested by our management or other directors. The Committee also will consider candidates recommended by shareholders. The Committee has not used the services of a third-party search firm. Shareholders who wish to recommend candidates to the Committee should send their recommendations in writing to:

Corporate Governance Committee

Bank of the Carolinas Corporation

Attention: Corporate Secretary

135 Boxwood Village Drive

Mocksville, North Carolina 27028

Each recommendation should be accompanied by the following:

•

the full name, address and telephone number of the person making the recommendation, and a statement that the person making the recommendation is a shareholder of record (or, if the person is a beneficial owner of our shares but not a record holder, a statement from the record holder of the shares verifying the number of shares beneficially owned), and a statement as to whether the person making the recommendation has a good faith intention to continue to hold those shares through the date of our next Annual Meeting;

•

the full name, address and telephone number of the candidate being recommended, information regarding the candidate's beneficial ownership of our equity securities and any business or personal relationship between the candidate and the person making the recommendation, and an explanation of the value or benefit that the person making the recommendation believes that the candidate would provide as a director;

•

a statement signed by the candidate that he or she is aware of and consents to being recommended to the Committee and will provide information the Committee requests in connection with its evaluation of candidates;

•	a description of the candidate’s current principal occupation, business or professional experience, previous employment history, educational background, and any areas of particular expertise;

•

information regarding any business or personal relationships between the candidate and any of our or the Bank's customers, suppliers, vendors, competitors, directors or officers, affiliated companies, or other persons with any special interest regarding our company or affiliated companies, and any transactions between the candidate and our company or affiliated companies; and

•

any information in addition to the above regarding the candidate that would be required to be included in our proxy statement pursuant to the SEC's Regulation 14A (including without limitation information regarding legal proceedings in which the candidate has been involved within the past five years).

In order to be considered by the Committee in connection with its recommendations of candidates for selection as nominees for election at an Annual Meeting, a shareholder's recommendation must be received by the Committee not later than the 120th day prior to the first anniversary of the date that our proxy statement was first mailed to our shareholders in conjunction with our preceding year's Annual Meeting. Recommendations submitted by shareholders other than in accordance with these procedures will not be considered by the Committee.

The Committee will evaluate candidates recommended by shareholders in a manner similar to its evaluation of other candidates. The Committee will select candidates to be recommended to the Board of Directors each year based on its assessment of, among other things, (1) candidates’ business, personal and educational background and experience, community leadership, independence, geographic location within our service area, and their other qualifications, attributes and potential contributions; (2) the past and future contributions of our current directors, and the value of continuity and prior Board experience; (3) the existence of one or more vacancies on the Board; (4) the need for a director possessing particular attributes or particular experience or expertise; (5) the role of directors in our business development activities; and (6) other factors that it considers relevant, including any specific qualifications the Committee adopts from time to time.

The Corporate Governance Committee recommended to our Board of Directors that our incumbent directors be nominated for reelection at the Annual Meeting for new terms.

Compensation Committee Functions. The Corporate Governance Committee also functions as a compensation committee of our and the Bank's Boards and reviews and provides overall guidance to the Boards regarding our executive and director compensation and benefit programs. It makes recommendations to the Boards regarding:

•	cash and other compensation paid or provided to our and the Banks’ Chief Executive Officer and other executive officers;

•	the adoption of new compensation or benefit plans, or changes in existing plans, under which compensation or benefits are or will be paid or provided to those persons;

•	cash and other compensation paid or provided to other officers and employees, either individually or in the aggregate, as the Boards request.

•	compensation paid to our directors.

In performing its duties, the Committee may, if it considers it appropriate, delegate any of its responsibilities to a subcommittee. However, any subcommittee must be composed entirely of independent directors. The Committee is authorized to conduct investigations and to request and consider any information (from management or otherwise) that it believes is necessary, relevant or helpful in its deliberations and in making its recommendations. It may rely on information provided by management without further verification. However, its charter provides that, when the Committee takes an action, it should exercise independent judgment on an informed basis and in a manner it considers to be in the best interests of our shareholders. In matters related to the compensation of executive officers other than our Chief Executive Officer, the Committee considers information provided by our Chief Executive Officer about the individual performance of those other officers and his recommendations as to their compensation. After receiving the Committee's recommendations, the Board makes all final decisions regarding compensation matters.

The Committee may retain the services of outside counsel or consultants, at our or the Bank's expense, and on terms (including fees) that it approves. In that regard, the Committee from time to time has retained Matthews, Young & Associates, Inc., for specific purposes or advice. During 2006, that firm evaluated the compensation of our executive officers and assisted the Committee in assessing our executive compensation levels and arrangements as compared to those of similarly-sized financial institutions, and it assisted the Committee in structuring our Management Incentive Compensation Plan. Other than in an advisory capacity as described above, Matthews Young & Associates, Inc., has no role in the actual recommendations made by the Committee to the Boards, or in the Boards’ approval of amounts of executive or director compensation.

Compensation Committee Interlocks and Insider Participation

During 2006, the Bank engaged in business transactions in the ordinary course of its business with companies associated with two members of our Corporate Governance Committee. Those transactions are described below.

•

In addition to his ownership of businesses that sell building supplies and hardware, Thomas G. Fleming is owner of Town & Country Remodeling. During 2006, the Bank paid that company a total of $249,760 for its services in the renovation of an apartment building that had been acquired by the Bank in a loan foreclosure.

•

Michael D. Larrowe is an accountant and a partner in Elliott Davis LLC, a public accounting firm which is the successor by merger to Larrowe & Company, PLC, an accounting firm formerly owned by Mr. Larrowe. Mr. Larrowe’s firm has considerable experience and expertise in financial institution accounting and audit processes and procedures, and for a number of years we have engaged that firm to provide various outsourced internal audit, accounting consultation, and information technology services that our independent accountants are not permitted to provide to us. Mr. Larrowe's firm does not provide us with any outside audit services. During 2006, we paid Mr. Larrowe's firm $182,383 for its services.

Executive Committee

Our Executive Committee is a joint committee of our and the Bank's Board's of Directors. Under our Bylaws, the Committee is authorized to exercise all the powers of the Board in the management of our affairs when the Board is not in session. The Executive Committee met four times during 2006.

EXECUTIVE OFFICERS

We consider our six officers listed below to be our executive officers.

Robert E. Marziano, age 58, serves as our and the Bank's Chairman and Chief Executive Officer. He joined the Bank's organizing group during 1998 and became its President and Chief Executive Officer at the time it was incorporated and began operations during 1998. Previously, he was one of the organizers of Old North State Bank, King, North Carolina, where he served as President and Chief Executive Officer from 1989 until it was acquired by another financial institution during 1997. Prior to 1989, he was employed for 13 years by First-Citizens Bank & Trust Company as Senior Vice President with responsibilities in the areas of branch management, lending, and bank operations. More recently, from 1997 until 1998, Mr. Marziano served as Senior Vice President of First Bank with supervisory responsibilities over that bank's branch banking operations in Guilford, Randolph and Davidson Counties.

Stephen R. Talbert, age 61, joined the Bank in connection with its acquisition of BOC Financial Corp on December 31, 2001, and he currently serves as our and the Bank's Vice Chairman. He served as the Bank's Chairman and Executive Vice President until 2004. Prior to that transaction, he had served as Chairman, President and Chief Executive Officer of BOC Financial Corp since its organization during 1998, and he had served in the same positions with that company's bank subsidiary or its predecessor since 1971.

George E. (“Ed”) Jordan, age 48, was first employed as President and Chief Operating Officer of the Bank during May 2004. Previously, he had been employed by Wachovia Bank for 24 years where he had supervisory responsibility over city executives for several of that bank's Triad area offices and, most recently, served as Senior Vice President and Business Banking Sales Director with responsibilities for middle market lending.

Eric E. Rhodes, age 46, serves as our Vice President and Chief Financial Officer. He has served as Senior Vice President of the Bank since January 2005 and was appointed as its Chief Financial Officer in May 2005. Prior to joining the Bank, he was employed by Rowan Bank in China Grove, North Carolina from 1990 to 2004 where he last served as Senior Vice President and Chief Financial Officer.

Harry E. Hill, age 61, was elected as the Bank's Executive Vice President during January 2001. He was employed by our organizing group during 1998 and became Senior Vice President of the Bank when it began operations during 1998, and he currently functions as the Bank's business development officer. Previously, he served as Vice President of Southern National Bank and its successor, Branch Banking & Trust Company, in Welcome, North Carolina, from 1994 to 1998, and as Business Development Officer of Davidson Savings Bank from 1992 to 1994.

Robin H. Smith, age 48, serves as the Bank's Executive Vice President. She was employed by our organizing group during 1998 and became Vice President of the Bank when it began operations during 1998. She was promoted to Senior Vice President during 2001 and to her current position during 2003. Prior to joining the Bank, she served as Vice President of Old North State Bank until it was acquired by another financial institution during 1997.

COMPENSATION DISCUSSION AND ANALYSIS

Objectives

Our objective is for our executive compensation programs to provide our executive officers with amounts and types of compensation that are fair and reasonable to them and our shareholders in relation to our size and the complexity of our business, and that will:

•	help us attract and retain qualified executive officers;

•	be competitive with comparable financial services companies;

•	reward performance that contributes to our corporate performance; and

•	reward long-term loyalty.

We attempt to encourage our executive officers to identify with our shareholders, to focus on our performance on both a short-term and long-term basis, and to act objectively when they make business decisions.

Forms of Compensation

Our executives' compensation in general is composed of the following five components:

•	base salary;

•	annual incentive awards paid in cash under our Management Incentive Compensation Plan;

•	a Section 401(k) defined contribution plan under which we make matching contributions to participants' accounts;

•	stock options; and

•	other personal benefits.

We also have agreements with our Chief Executive Officer and President which provide them with job security and protect them in the event of a change in control of our company.

The specific amounts or values of each of those forms of compensation that we paid or provided to our Chief Executive Officer and other named executive officers for 2006 are listed in this proxy statement in the Summary Compensation Table.

Administration

Our executive compensation program is administered by the joint Corporate Governance Committee of our and the Bank's Boards of Directors. The Committee is made up entirely of independent directors. The Committee makes recommendations to the Boards regarding the compensation of our executive officers, and the Boards make all final decisions on compensation matters. The Committee also makes recommendations regarding employment and compensation policies, annual goals under our Management Incentive Compensation Plan, and our other benefit plans, and it administers our stock option plans.

In connection with its recommendations each year, the Committee reviews the total compensation of each of our executive officers. As part of its review process, the Committee considers our corporate performance and its perception of the individual performance of our executive officers, and it receives comments and recommendations from our Chief Executive Officer as to our other officers' performance and his expectations of them for the coming year. In an effort to determine the reasonableness of our executives' compensation, the Committee also has begun to use an outside consultant. During 2006, the Committee retained Matthews, Young & Associates to evaluate the compensation of our Chief Executive Officer and other executive officers and to help the Committee assess our compensation levels and arrangements as compared to those of similarly sized financial institutions, both locally and nationally. Based on those considerations and the other factors described in this discussion, the Committee attempts to determine what is fair and reasonable compensation for each executive officer. However, the process of making salary changes and approving other forms of compensation is largely subjective. Our Committee attempts to monitor the effect that our programs have on our officers and employees, and we try to construct and tailor our compensation and incentives so that they have the desired effect. However, other than in connection with our annual Management Incentive Compensation Plan described below, there are no specific measures or criteria by which the base salaries or other compensation of our executive officers are directly tied to individual performance or our financial and operating performance. The Committee is encouraged to use its own experience and common sense in making its recommendations as to the amounts and form of compensation we pay our executive officers.

Components of 2006 Executive Compensation

Base Salary. For 2006, the Corporate Governance Committee's recommendations to our Boards regarding salary increases for our named executive officers were based on its review and consideration of:

•	the scope of each officer's responsibilities and the Committee's perception of each officer's performance;

•

in the case of officers other than our Chief Executive Officer, comments and recommendations from our Chief Executive Officer as to those other officers' preformance and his expectations of them for the coming year;

•	information about the salaries and incentives provided to executive officers at other similarly-sized banks and financial institutions;

•	our overall financial and operating performance; and

•	what the Committee believed was fair and reasonable and would retain and motivate our officers.

Management Incentive Compensation Plan. During 2006, we established an annual incentive plan under which cash compensation in addition to salary may be paid each year to our executive officers and other employees chosen to participate in the plan. We believe that we and our shareholders will benefit from a higher level of focus by our key officers and employees on our overall corporate results by tying a portion of the cash compensation of plan participants to our financial performance, and to individual performance that contributes to our financial performance.

For 2006, our Board approved specific goals under the plan, based on the recommendation of the Corporate Governance Committee. Awards were to be paid based on:

•	the amount by which our pre-tax profits (before any deduction for the expense of payments under the plan) exceeded a threshold amount; and

•	the extent to other individual goals (which varied for different participants or groups of participants) were achieved.

Each participant's maximum award was stated as a percentage of his or her base salary. The maximum percentages of base salary for each of our named executive officers who participated in the plan were: Mr. Marziano – 41.98%; Mr. Jordan – 32.95%; Mr. Rhodes – 22.55%; Mr. Hill – 28.34%.

The threshold amount of pre-tax, pre-incentive profits required before any awards could be paid was $3,800,000, and, subject to the extent to which individual goals were met, the maximum incentive awards were to be payable for pretax, pre-incentive profits of $6,040,000. Individual goals for Mr. Marziano, Mr. Jordan and Mr. Rhodes related to our levels of loan charge-offs and non-performing loans, our return on average equity (“ROAE”) and our regulatory examinations ratings. Loan charge-offs for the year of more than 0.25% of our average loans, and a ratio of non-performing assets to average assets of more than 1.00%, each would result in a 20% deduction from the indicated amounts of awards payable to them for the year based on pre-tax income alone. The maximum awards would be paid if our ROAE had been at least 9.75%, but no awards would be paid if we received a rating below a stated level in an examination by our banking regulators. As an officer with commercial lending responsibilities, Mr. Hill's individual goals involved loan and deposit production and loan quality.

We first implemented the plan during 2006, and our goals were not finalized until May. In the future, we will set out annual incentive goals earlier in the year to obtain the maximum incentive effect. The Committee reviews the goals at the end of each year to judge whether they were reasonable and achieved what they were intended to achieve, and it will have discretion to recommend adjustments for factors during the year that it believes were outside of the control of the various participants. The Committee also has discretion to recommend a reduction in a participant's indicated award amount, or payment of an additional amount, based on individual performance during the year. We have not established a policy regarding adjustments to or recovery of awards for prior years if the performance measures on which they were based are later restated. However, the plan provides that, if a participant is found to have engaged in conduct that is fraudulent, disloyal, criminal or injurious to the Bank, any unpaid award will be forfeited, and he or she will be required to repay the Bank the amount of any award paid during the twelve months preceding discovery of that conduct.

For 2006, no year-end adjustments were made to our goals. Awards under the plan were paid to each of Mr. Marziano, Mr. Jordan and Mr. Rhodes at a composite level of 62.5% of their maximum awards, after a 20% reduction resulting from one individual goal not being met. Mr. Hill's award was at his maximum level based on his achievement of all his individual goals. The Committee approved a discretionary increase of $12,790 in the payment to Mr. Marziano based on its assessment of his performance during 2006. The amounts of the cash awards actually paid to our executive officers are listed in this proxy statement in the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table.

Stock Options. We have an Employee Stock Option Plan that was approved by shareholders in 1999 and under which options to buy shares of our common stock may be granted from time to time to our executive officers and employees. The stated goals of the plan were:

•	to more closely align the interests of our executive officers and employees with those of our shareholders, and to encourage them to perform with a shareholder's perspective; and

•	to encourage the long-term service of our senior officers and key employees through option vesting schedules and forfeiture provisions.

Most of the outstanding options under the plan were granted during the years immediately following the organization of the Bank in 1998, and currently there are only 955 shares available under the plan for the grant of new options. For that reason, in recent years new option grants have not been an ongoing component of compensation, and option grants have been used primarily to attract and retain new officers. In that regarding, during 2004 and 2006, respectively, options were granted to Mr. Jordan, the Bank's President, and Mr. Rhodes, our Chief Financial Officer, after they became our employees.

Stock options give the officers to whom they are granted the right to buy shares of our common stock during a stated period of time (ordinarily ten years) at a fixed price per share equal to the fair market value of our stock on the dates the options are granted. Options usually "vest," or become exercisable, at intervals as to portions of the shares they cover based on a vesting schedule. They generally terminate 90 days following an officer's disability, retirement or the involuntary termination of his or her employment without cause, or immediately upon a voluntary termination or an involuntary termination with cause. The options remain in effect for their full terms following an officer's death. Options do not include any performance-based conditions. The terms of each stock option, including the exercise price per share and vesting schedule, are determined by our Corporate Governance Committee at the time each option is granted.

The Committee has used its own judgment in determining the numbers of option shares that it considers reasonable and that will help us achieve the goals of the plan. There are no specific measures or criteria on which the Committee determines the amounts of stock options that are granted to executive officers, and we have not established any specific policies for allocating between cash and non-cash compensation, or between annual and long-term compensation. The Committee considers amounts of options and stock awards at the time of grant in relation to the overall compensation of the officer to whom it is being granted, but, to date, gains realized by officers from prior awards have not affected those decisions.

We believe that, as we continue to grow, equity-based compensation can play a valuable role in helping us attract, retain and motivate officers and employees, and that, going forward, we need to be able to incorporate that type of compensation into our executive compensation program. Because only a small number of shares remain available for the grant of options under our current plan, our Board, based on the recommendation of its Corporate Governance Committee, has approved a new 2007 Omnibus Equity Plan that will be proposed for approval by our shareholders at the Annual Meeting.

In designing the new plan, we have broadened the types of equity-based awards that may be granted to include awards of restricted stock and performance shares, in addition to incentive stock options and nonqualified stock options. As a result of changes in the accounting treatment for stock options under SFAS 123R, other forms of equity-based compensation, including restricted stock awards and performance share awards, have become a more attractive alternative than they once were. Like stock options, the value of stock awards must be recorded as a compensation expense under SFAS 123R. But, in contrast with a stock option, which requires payment by the option holder of an exercise price (equal to the value of the underlying stock on the grant date), the recipient of a stock award usually is not required to make any payment to realize the value of the award. Instead, the recipient of a stock award ordinarily becomes fully vested in and the owner of the shares if he or she remains employed throughout the vesting period, and/or if performance-based conditions of the award are satisfied. As a result, a stock award covering a smaller number of shares (and resulting in less potential dilution to our shareholders) than a larger stock option can yield the same potential value to an award recipient as the larger stock option.

In some ways stock awards also may be more effective than stock options in retaining and incenting officers and employees. If the value of stock covered by a stock option we grant does not increase by any significant amount, or if it declines below the option exercise price, the economic value of the option to the recipient (and, thus, its value in retaining and incenting the option holder) will not increase, or may be lost entirely, yet we still must continue to record compensation expense related to the stock option. A declining stock price also will affect the value of a stock award to the award holder, but stock awards will not become entirely worthless unless we become insolvent. As a result, they can have the same potential for increases in value, and they retain at least a portion of their retention value without regard to declines in stock prices.

We believe that having the ability to grant different types of equity-based awards, with different types of vesting conditions, including performance-based conditions, will give our Corporate Governance Committee flexibility to design awards that are more effective in compensating award recipients and in achieving our goals. That flexibility also can be used to design awards to address specific situations, such as individual employees, or the differences between the functional duties and responsibilities of different officers or employees. Finally, we believe that flexibility will help us achieve a proper balance in awarding equity-based compensation between the interests of our shareholders and those of our officers and employees.

Employment Agreements. The Bank has entered into employment agreements with three of our executive officers, including Mr. Marziano and Mr. Jordan. While these agreements would obligate the Bank to continue to pay those officers' salaries for up to three years, and to provide them with medical insurance, following an involuntary termination of their employment without cause, or their termination of their own employment under various "termination event" circumstances, we believe that the agreements also benefit us:

•

through the non-competition and confidentiality covenants contained in the agreements, by restricting the officers' ability to leave the Bank's employment and use the Bank's proprietary information, and their relationships with the Bank's customers, to compete against the Bank; and

•

through the change-in-control provisions contained in the agreements, by helping us to retain the officers by providing them with financial protection in the event of an actual or proposed change in control of the Bank, and by helping us maintain an operating environment in which there is less risk that the officers' objectivity will be compromised if they are faced with the prospect of a change in control.

The change in control provisions would require the Bank, or its successor, to make a lump-sum payment to the officers based on a multiple of their base salaries if, within three years following a change in control, their employment is terminated without cause, or if certain other "termination events" occur and they voluntarily terminate their own employment. However, we believe the "double trigger" mechanism we included in these arrangements is reasonable since it would permit an acquiring company to avoid being required to make a payment to the officers by continuing to employ them and treating them fairly. We also believe that type of provision would minimize any discount that an acquiring company might factor into the amount it offers to pay our shareholders in a change in control transaction, while still protecting our officers. The change in control provision is described in more detail in this proxy statement under the caption "Potential Payments Upon Termination of Employment or a Change of Control."

Personal Benefits. In addition to the primary forms of compensation described above, our executive officers receive all benefits (including group insurance coverages and matching contributions by the Bank under our Section 401(k) plan) that are available generally to all our employees. We also provide them with limited amounts of other non-cash personal benefits or "perks." In particular, we furnish vehicles to Mr. Marziano, Mr. Talbert, Mr. Jordan and Mr. Hill which they are permitted to use for personal purposes at our expense. Also, we provide Mr. Marziano with family coverage under our health insurance plan, and he is covered by a "key-man" term life insurance policy under which, in the event of his death, his beneficiary would receive $300,000 of the $1,300,000 total death benefit. The remaining death benefit would be paid to the Bank. However, we believe our incremental costs associated to those benefits are relatively small, both in relation to our officers' total compensation and to benefits provided to executive officers at other companies. As part of its review of our executive officers' overall compensation each year, the Corporate Governance Committee reviews all benefits being provided, or proposed to be provided, to our executive officers, and it recommends to the Boards of Directors whether those benefits should be approved.

Tax and Accounting Implications

Internal Revenue Service regulations disallow a tax deduction to public corporations for compensation, other than performance-based compensation, over $1 million paid during any fiscal year to their CEOs and their next four most highly compensated named executive officers. Because the levels of our executive officers' compensation are below that amount, those regulations will not have an effect on our income tax liability.

Compensation Committee Report

The Corporate Governance Committee has:

•	reviewed and discussed with management the Compensation Discussion and Analysis that is included in this proxy statement; and

•	based on that review and discussion, recommended to the full Board of Directors that the Compensation Discussion and Analysis be included in our proxy statement and Annual Report on Form 10-K.

The Corporate Governance Committee

John A. Drye	Alan M. Bailey	John W. Googe	Michael D. Larrowe

Steven G. Laymon	Thomas G. Fleming

EXECUTIVE COMPENSATION

Summary

The following table shows the cash and certain other compensation paid or provided to or deferred by our named executive officers for 2006. Our executive officers are compensated by the Bank for their services as its officers, and they receive no separate salaries or other cash compensation from us for their services as our officers. With the exception of Mr. Marziano and Mr. Jordan who are employed under employment agreements with the Bank as described below, each of the named officers is employed by the Bank on an “at will” basis and subject to reelection as an officer each year, and none of them have employment agreements with us or the Bank.

SUMMARY COMPENSATION TABLE

Name and Principal Position (1)	Year	Salary (2)	Bonus (3)	Option Awards (4)	Non-Equity Incentive Plan Compensation (5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation (6)	Total
Robert E. Marziano Chairman and Chief Executive Officer	2006	$249,992	$12,790	$-0-	$65,594	$-0-	$17,378	$345,754

Stephen R. Talbert Vice Chairman	2006	112,280	-0-	-0-	-0-	-0-	1,800	114,080

George E. Jordan President and Chief Operating Officer	2006	131,030	-0-	3,333	26,994	-0-	14,605	175,962

Eric E. Rhodes Senior Vice President and Chief Financial Officer	2006	103,030	-0-	1,747	14,531	-0-	1,296	120,604

Harry E. Hill Executive Vice President	2006	115,692	-0-	-0-	32,874	-0-	17,614	166,180

(1)	Mr. Marziano and Mr. Talbert are members of our Board of Directors, but they do not receive any additional compensation for their services as directors.
(2)	Includes the amount of salary deferred at each officer's election under our Section 401(k) plan.
(3)	Reflects amount of discretionary cash bonus paid separate from awards under our Management Incentive Compensation Plan.
(4)	Reflects the amount of compensation expense, as calculated under SFAS 123R, that we recognized in our financial statements for 2006 relating to outstanding stock options held by each officer. A discussion of material assumptions made in our valuation of and expense related to outstanding stock options is contained in Notes 1 and 14 to our consolidated financial statements. In the case of Messrs. Marziano, Talbert and Hill, no expense was recognized during 2006 because all stock options they hold had become fully vested and exercisable in prior years.
(5)	Reflects amount of cash payment to each officer for 2006 under our Management Incentive Compensation Plan described below under the caption “Plan-Based Awards.”

(6)	The listed amounts include:
•

for each officer, matching contributions made by the Bank under our Section 401(k) plan as follows: Mr. Marziano – $7,547; Mr Talbert – $1,800; Mr. Jordan – $3,931; Mr. Rhodes – $1,296; and Mr. Hill – $3,480; and,

•

for Mr. Marziano only, $8,294 in premiums for family medical insurance coverage that is not generally provided to other employees, and $1,537 representing the portion of the total premium paid by the Bank on a key-man life insurance policy that is attributable to death benefits payable to Mr. Marziano's beneficiary.

•

for Mr. Jordan and Mr. Hill (who are the only named officers who received personal benefits that exceeded an aggregate of $10,000), our estimates of our incremental costs related to personal benefits they received during 2006.

Description	G. E. Jordan	H.E. Hill
Personal use of Bank-owned vehicle (based on our estimate of out-of-pocket costs of ownership and operation of the vehicles attributable to each officer's personal usage)	$10,004	$9,687

Payment of club dues and assessments (based on our actual payments)	670	4,447

We also provide our officers with group life, health, medical and other insurance coverages that are generally available on the same basis to all salaried employees. The cost of the insurance is not included in the table.

Employment Agreements

Mr. Marziano and Mr. Jordan are employed by the Bank under separate employment agreements entered into during 2004. The agreements provide for:

•	initial “rolling” terms of employment of three years that, at the end of each year, are extended by one additional year;

•	annual base salaries (which are subject to review and periodic increase by the Bank's Board) of at least $250,000 for Mr. Marziano and $125,000 for Mr. Jordan; and

•	the right to participate in bonus or incentive plans and other benefits made available by the Bank to its executive officers.

If not sooner terminated, the agreements will finally expire during 2017 in the case of Mr. Marziano's agreement, and during 2021 in the case of Mr. Jordan's agreement. The Bank may terminate the agreements at any time for cause. The agreements contain other provisions under which payments and benefits will be provided to the officers, and that limit their ability to compete against the Bank, following a termination of their employment under various circumstances, including a termination following a change in control of the Bank. Those provisions are described below under the caption “Potential Payments Upon Termination of Employment or a Change of Control.”

Plan-Based Awards

We have two compensation plans under which we grant awards from time to time to our executive officers, including our:

•	Employee Stock Option Plan under which options to buy shares of our common stock are granted; and

•	an annual Management Incentive Compensation Plan under which additional cash compensation may be paid each year based on our corporate performance.

Stock Options. Stock options give the officers to whom they are granted the right to buy shares of our common stock during a stated period of time (ordinarily ten years) at a fixed price per share. Options usually

“vest,” or become exercisable, at intervals as to portions of the shares they cover based on a vesting schedule. They generally terminate 90 days following an officer's disability, retirement or the involuntary termination of his or her employment without cause, or immediately upon a voluntary termination or an involuntary termination with cause. The options remain in effect for their full terms following an officer's death. Options do not include any performance-based conditions. The price per share and vesting schedule of stock options are determined by our Corporate Governance Committee at the time they are granted.

Management Incentive Compensation Plan. Under this plan, a portion of the 2006 cash compensation paid to our executive officers and other employees chosen to participate in the plan was tied to:

•	the amount by which our pre-tax profits (before any deduction for the expense of payments under the plan) exceeded a threshold amount; and

•	the extent to other individual goals (which varied for different participants or groups of participants) were achieved.

Each participant's maximum award was stated as a percentage of his or her base salary. The threshold amount of pre-tax, pre-incentive profits required before any awards could be paid was $3,800,000, and, subject to the extent to which individual goals were met, the maximum incentive awards were to be payable if our pretax, pre-incentive profits reached $6,040,000.

For 2006, the maximum percentages of base salary that could have been paid to our executive officers named in the table above who participated in the plan were: Mr. Marziano – 41.98%; Mr. Jordan – 32.95%; Mr. Rhodes – 22.55%; Mr. Hill – 28.34%. In the case of Mr. Marziano, Mr. Jordan and Mr. Rhodes, separate individual goals related to our levels of loan charge-offs and non-performing loans, our return on average equity (“ROAE”) and our regulatory examinations ratings. Loan charge-offs for the year of more than 0.25% of our average loans, and a ratio of non-performing assets to average assets of more than 1.00%, each would result in a 20% deduction from the amounts of awards payable to those officers. The maximum awards would be paid if our ROAE had been at least 9.75%, but no awards would be paid if we received a rating below a stated level in an examination by our banking regulators. As an officer with commercial lending responsibilities, Mr. Hill's individual goals involved loan and deposit production and loan quality. For 2006, awards were paid to Mr. Marziano, Mr. Jordan and Mr. Rhodes at a composite level of 62.5% of their maximum awards, after a 20% reduction related to one individual goal. Mr. Hill’s award was at his maximum level based on his achievement of individual goals. The amounts of the cash awards actually paid to our executive officers are listed in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table above.

New Awards During 2006. The following table contains information about awards granted during 2006 to our executive officers named in the Summary Compensation Table above to whom options were granted or who participated in the Management Incentive Compensation Plan.

GRANTS OF PLAN-BASED AWARDS DURING 2006

	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Number of Securities Underlying Options	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards
Name		Threshold (1)	Target (1)	Maximum (1)
Robert E. Marziano	—	$-0-	—	$104,950	—	—	—
George E. Jordan	—	-0-	—	43,191	—	—	—
Eric E. Rhodes	—	-0-	—	23,249
	05/05/06				2,500	$16.40	$13,100	(2)
Harry E. Hill	—	-0-	—	32,874	—	—	—

(1)	These columns reflect the minimum ($0) and maximum amounts of awards that could have been paid to each executive officer for 2006 under our Management Incentive Compensation Plan. No awards would have been paid unless stated minimum performance goals were met, and participants' awards could not exceed stated maximum percentages of their base salaries.
(2)	Value has been calculated as of the grant date of the option pursuant to SFAS 123R based on the Black-Scholes option pricing model and assuming 26.26% volatility, a 4.69% risk-free rate of return, an expected annual dividend yield of 1.5%, and an expected life of seven years.

Outstanding Stock Options. The following table contains information about all stock options held on December 31, 2006, by our executive officers named in the Summary Compensation Table above. No options were exercised by any of the officers during 2006.

OUTSTANDING EQUITY AWARDS AT 2006 YEAR END

	Option Awards
Name	Number of Securities Underlying Unexercised Stock options (Exercisable) (1)	Number of Securities Underlying Unexercised Stock Options (Unexercisable) (1)		Option Exercise Price (1)	Option Expiration Date
Robert E. Marziano	48,328	-0-		$6.37	12/14/08
Steven R. Talbert	20,000	-0-		5.00	12/15/10
George E. Jordan	2,400	3,600	(2)	10.92	06/23/14
Eric E. Rhodes	-0-	2,500	(3)	16.40	05/05/16
Harry E. Hill	17,280	-0-		6.37	12/14/08

(1)	Numbers of shares and exercise prices have been adjusted to reflect stock splits during 2000, 2003 and 2005.
(2)	Exercisable in three equal annual installments beginning on 06/23/07.
(3)	Exercisable in five equal annual installments beginning 05/05/07.

Potential Payments Upon Termination of Employment or a Change in Control

The terms of the agreements or plans described below provide for our executive officers named in the Summary Compensation Table to receive payments and benefits if their employment terminates under various circumstances or upon a change in control of our company or the Bank. Those arrangements are described in the following paragraphs, and a summary of the estimated payments and benefits each officer would receive following different triggering events is contained in the table below.

Employment Agreements. Under Mr. Marziano's and Mr. Jordan's employment agreements, if their employment is terminated by the Bank without cause, or if they terminate their own employment for “good reason," they will continue to receive salary payments from the Bank for the unexpired terms of the agreements. "Good reason" will exist if, without their consent:

•	their base salaries are reduced;

•	they are removed from an executive officer position with the Bank;

•	they are required to transfer their offices more than 50 miles from their principal work locations on the date of their agreements; or

•	the Bank materially breaches any of the terms of the agreements and, after receiving notice, does not correct the breach within 30 days.

The agreements also provide that if, within 36 months following a change in control of the Bank, the officers' employment is terminated by the Bank or its successor without cause, or a "termination event" (as defined below) occurs and they voluntarily terminate their own employment within 90 days, then, in lieu of the payments described above, they would receive lump-sum payments equal to 2.99 multiplied by their annual base salary rates in effect at the time the change in control becomes effective. A "termination event" will occur if, following a change in control of the Bank:

•	their base salaries are reduced below the annual rates in effect at the time of the change in control;

•

insurance or other benefits, including retirement benefits, they are receiving when the change in control becomes effective are reduced or eliminated without being replaced with substantially similar benefits, unless the reduction or elimination applies proportionately to all salaried employees who participated in those benefits before the change in control;

•	they are transferred to a job location more than 50 miles from their principal work location when the change in control becomes effective,

•	the Bank is still a separate entity and they no longer serve in the positions they served in before the change in control; or

•	the Bank no longer is a separate entity and they are not executive officers of the Bank's successor or do not report directly to the successor's chairman, president or chief executive officer.

In the case of any termination described above, if the officers chose to purchase continued "COBRA coverage" under the Bank's health insurance plan, the Bank would reimburse them for the cost of that insurance for up to the maximum period during which that coverage is available to them under the law.

Generally, a "change in control" will have occurred if:

•	a person directly or indirectly acquires voting control over more than 50% of our common stock,

•	the Bank consolidates or merges with or into another company, or is reorganized in another way, and is not the surviving company in the transaction, or

•	all or substantially all of the Bank's assets are sold or transferred to, or acquired by, any other company.

The employment agreements provide that, for a period of one year following any voluntary or involuntary termination of their employment, Mr. Marziano and Mr. Jordan may not compete with the Bank in a county in North Carolina in which the Bank maintains a business office on their employment termination date. However, in the case of involuntary terminations of their employment without cause (other than following a change in control), the restriction period will be the unexpired term of the agreements during which the Bank is obligated to continue to pay their salaries as described above. The agreements also require that, following any termination of their employment, the officers will keep confidential all data and other information, financial or otherwise, relating to the Bank and its business, and that they will not disclose any of that information to any other person, remove it from the Bank, or use it for his own purposes or for the benefit of any other person.

Key-Man Life Insurance Policy. The Bank maintains a key-man term life insurance policy covering Mr. Marziano. The total death benefit under the policy is $1,300,000, of which $1,000,000 would be paid to the Bank upon his death. The remaining $300,000 of the death benefit would be paid to Mr. Marziano's beneficiary.

Accelerated Vesting of Stock Options. In the event of a change in control of our company, if a provision is not made for the assumption of outstanding stock options held under our option plans, or for the exchange of those options for new options covering shares of the successor company, our executive officers' rights under their options will terminate at the time the transaction becomes effective. However, to the extent that any option has not yet become exercisable, it will become exercisable in full immediately before the transaction becomes effective, without regard to any vesting schedule.

Summary of Payment and Benefits. The following table lists estimates of aggregate payments and benefits that would be paid or provided to our named executive officers who would benefit from the agreements or arrangements described above if their employment had terminated under various circumstances, or there had been a change in control, on December 31, 2006.

Type of Termination Event and Description of Payment or Benefit	R.E. Marziano	G. E. Jordan (1)	E.E. Rhodes
INVOLUNTARY TERMINATION WITHOUT CAUSE, OR VOLUNTARY TERMINATION WITH “GOOD REASON,” OTHER THAN AFTER A CHANGE IN CONTROL

Employment Agreements:

Aggregate cash payments (1)	$604,157	$316,593	—

Continued health insurance coverage (2)	12,486	17,634	—

INVOLUNTARY TERMINATION WITHOUT CAUSE, OR VOLUNTARY TERMINATION FOLLOWING A “TERMINATION EVENT,” AFTER A CHANGE IN CONTROL

Employment Agreements:

Lump sum cash payment	747,500	391,690	—

Continued health insurance coverage (2)	12,486	17,634	—

CHANGE IN CONTROL, WITHOUT REGARD TO TERMINATION OF EMPLOYMENT

Stock Options:

Accelerated vesting of stock options (3)	—	13,331	$11,357

DEATH

Portion of death benefit payable to officer's beneficiary under key-man insurance policy	300,000	—	—

(1)	Reflects aggregate amounts of monthly payments (at $20,833 per month for Mr. Marziano and at $10,917 per month for Mr. Jordan) that would be made during the approximately 29-month remaining term of each officer's employment agreement.
(2)	Reflects our estimate of the aggregate cost of continued COBRA coverage under our health insurance plan, assuming that each officer elected to purchase that coverage and that the coverage remained in effect for 18 months which is the maximum period for which that coverage is available.
(3)	Reflects the amount of additional compensation expense, as calculated under SFAS 123R, that we would have recognized in our financial statements if the outstanding unvested stock options held by each officer had been accelerated on December 31, 2006.

DIRECTOR COMPENSATION

General

Directors' Fees. Our outside directors serve and are compensated as directors of the Bank, and they do not receive any additional cash compensation for their services as our directors. The following table describes our standard schedule of fees (as it was amended during 2006) paid to our directors for their service during 2006.

Description	January – June 2006	July – December 2006
Monthly retainer	$450	$450
Additional monthly retainer paid to lead independent director	100	100
Per diem fee for attendance at meetings of our and the Bank's Boards and Board committees held on the same day	100	425

Per diem fee for attendance at committee meetings:
Audit Committee	150	200
Corporate Governance Committee	150	175
Executive, Loan and Risk Oversight Committees	150	150

Additional per diem fee paid to committee chairmen for attendance at committee meetings:
Audit Committee	100	200
Corporate Governance Committee	100	150
Executive, Loan and Risk Oversight Committees	100	100

Mr. Marziano and Mr. Talbert are compensated as executive officers of the Bank, and they receive no additional compensation for their service as directors. Following the Annual Meeting, the Corporate Governance Committee and our Board will review the amounts of fees paid to our directors and consider whether adjustments will be made for the following year.

Stock Options. We have a Director Stock Option Plan under which options previously have been granted to certain of our directors to purchase shares of our common stock and under which no shares remain available for new grants. Also, our directors who previously served as directors of BOC Financial Corporation have stock options that were granted by that company and which we assumed at the time of our merger with that company in 2001. Each stock option gives the director who holds it the right to buy shares of our common stock during a stated period of time (ordinarily ten years) at a fixed price per share that is equal to the market value of our stock on the date the option was granted. Options granted under our plan continue in effect for their remaining terms following a directors' retirement or death, or for 90 days following any other terminations of service. Under BOC Financial Corporation's plan, options generally remain in effect for the remainder of their ten-year terms following a directors' retirement or disability or a change in control, or for twelve months following their death,

No new stock options were granted to our directors during 2006, and none of our directors exercised any previously granted options. Information about stock options held by our outside directors on December 31, 2006, is contained in the footnotes to the Director Compensation Table below.

Director Compensation for 2006

The following table summarizes the compensation paid or provided to our directors for 2006.

Name (1)	Fees Earned or Paid in Cash	Option Awards (2)	All Other Compensation	Total
Jerry W. Anderson	$9,875	$-0-	$-0-	$9,875
Alan M. Bailey	12,050	-0-	-0-	12,050
William A. Burnette	8,375	-0-	-0-	8,375
John A. Drye	10,900	-0-	-0-	10,900
Thomas G. Fleming	8,650	-0-	-0-	8,650
John W. Googe	11,575	-0-	-0-	11,575
Henry H. Land	10,350	-0-	-0-	10,350
Michael D. Larrowe	9,850	-0-	-0-	9,850
Steven G. Laymon	9,625	-0-	-0-	9,625
Grady L. McClamrock, Jr.	9,825	-0-	-0-	9,825
Lynne Scott Safrit	9,000	-0-	-0-	9,000
Francis W. Slate	12,225	-0-	-0-	12,225

(1)	Robert E. Marziano and Stephen R. Talbert are not listed in the table. They are compensated as officers and employees of the Bank and do not receive any separate compensation for their services as directors.
(2)	All outstanding stock options held by our outside directors became fully vested and exercisable in prior years. For that reason, we did not recognize any compensation expense for those options under SFAS 123R in our financial statements for 2006. On December 31, 2006, our outside directors held stock options covering the following aggregate numbers of shares: Mr. Anderson – 16,070 shares; Mr. Bailey – 16,070 shares; Mr. Burnette – 9,724 shares; Mr. Drye – 15,330 shares; Mr. Fleming – 16,070 shares; Mr. Land – 15,330 shares; Mr. Larrowe – 16,070 shares; Mr. Laymon – 16,070 shares; and Ms. Safrit – 15,329 shares. No options were exercised during 2006.

TRANSACTIONS WITH RELATED PERSONS

Our Policy

Our Board of Directors has adopted a written policy under which our Corporate Governance Committee reviews and approves certain transactions, arrangements or relationships in which we or the Bank are a participant and in which any of our “related persons” has a material interest. Our related persons include our directors, nominees for election as directors, executive officers, beneficial owners of more than 5% of a class of our common stock, and members of the immediate family of one of those persons.

Except as described below, the policy covers any transactions, arrangement or relationships, or series of transactions, arrangements or relationships that are required to be disclosed in our proxy statement under rules of the Securities and Exchange Commission (in general, those in which the dollar amount involved exceeds or will exceed an aggregate of $120,000, including all periodic payments).

The transactions covered by the policy generally include loans, but it does not cover loans made by the Bank in the ordinary course of its business that are subject to banking regulations related to “insider loans” and that are required to be approved by a majority of the Bank's Board of Directors. The policy also does not cover the Bank's provision of services as a depositary of funds or similar banking services in the ordinary course of its business, or compensation paid to our executive officers that has been reviewed and approved, or recommended to our Board of Directors for approval, by our Corporate Governance Committee.

In its review of related person transactions, the Policy provides that the Committee should exercise independent judgment and should not approve any proposed transaction unless and until it has concluded to its satisfaction that the transaction:

•	has been or will be agreed to or engaged in on an arm's-length basis,

•	is to be made on terms that are fair and reasonable to us, and

•	in our best interests.

Related Person Transactions During 2006

The Bank has had, and expects to have in the future, banking transactions in the ordinary course of its business with certain of our current directors, nominees for director, executive officers, and their associates. All loans included in those transactions during 2006 were made on substantially the same terms, including interest rates, repayment terms and collateral, as those prevailing at the time the loans were made for comparable transactions with other persons, and those loans did not involve more than the normal risk of collectibility or present other unfavorable features.

From time to time the Bank also obtains various business and professional services from certain of our directors or their companies. A description of transactions during 2006 with the companies of two of our directors, Thomas G. Fleming and Michael D. Larrowe, are described under the caption "Compensation Committee Interlocks and Insider Participation." The services obtained from Mr. Fleming's company was approved by our Corporate Governance Committee, with Mr. Fleming abstaining from participation in the discussion. The services obtained from Mr. Larrowe's firm relate to our accounting and internal audit function. As a result, those services were approved by our Audit Committee during 2006 rather than the Corporate Governance Committee.

BENEFICIAL OWNERSHIP OF OUR COMMON STOCK

Principal Shareholders

The following table describes the beneficial ownership of our common stock on the Record Date for the Annual Meeting by the only persons known by us to own, beneficially or of record, 5% or more of our outstanding shares.

Name and address of beneficial owner	Amount and nature of beneficial ownership		Percent of class (1)
Wellington Management Company , LLP 75 State Street Boston, MA 02109	225,240	(1)	5.88%

Salem Investment Counselors, Inc. Post Office Box 25427 Winston-Salem, NC 27114-5427	246,871	(2)	6.44%

(1)	The beneficial owner's Schedule 13G filed with the Securities and Exchange Commission indicates that, in its capacity as an investment adviser, it has shared voting power and shared investment power with respect to all of the listed shares, which are held of record by its clients.
(2)	The beneficial owner's Schedule 13G filed with the Securities and Exchange Commission indicates that it has sole voting and dispositive power over all listed shares.

Directors and Executive Officers

The following table describes the beneficial ownership of our common stock on the Record Date for the Annual Meeting by our current directors and certain of our executive officers, individually, and by all our directors and executive officers as a group.

Name of beneficial owner	Amount and nature of beneficial ownership (1)	Percent of class (2)
Jerry W. Anderson	38,849	1.01%
Alan M. Bailey	57,162	1.49%
William A. Burnette	83,120	2.16%
John A. Drye	42,776	1.11%
Thomas G. Fleming	51,530	1.34%
John W. Googe	31,000	0.81%
Harry E. Hill	50,226	1.31%
George E. Jordan	5,452	0.14%
Henry H. Land	32,419	0.84%
Michael D. Larrowe	38,100	0.99%
Steven G. Laymon	54,620	1.42%
Robert E. Marziano	104,468	2.69%
Grady L. McClamrock, Jr.	31,970	0.83%
Eric E. Rhodes	701	0.02%
Lynne Scott Safrit	29,213	0.76%
Francis W. Slate	32,250	0.84%
Stephen R. Talbert	59,501	1.54%
All current directors and executive officers as a group (18 people)	758,217	18.63%

(1)

Except as otherwise noted, and to the best of our knowledge, the individuals named and included in the group exercise sole voting and investment power with respect to all listed shares. Individuals named and included in the group have shared voting and investment power with respect to certain of the listed shares as follows: Mr. Anderson – 12,066 shares; Mr. Drye – 1,200 shares; Mr. Fleming – 11,584 shares; Mr. Hill – 10,088 shares; Mr. Jordan – 1,200 shares; Mr. Laymon – 1,000 shares; Mr. Larrowe – 6,220 shares; Mr. Marziano – 4,445 shares; Mr. McClamrock – 3,286 shares; Ms. Safrit – 7,948 shares; Mr. Talbert –20,114 shares; and all persons included in the group – 79,151 shares. The listed shares also include the following numbers of shares that could be purchased by individuals named and included in the group pursuant to stock options that could be exercised within 60 days following the Record Date and with respect to which shares they may be deemed to have sole investment power: Mr. Anderson – 16,070 shares; Mr. Bailey – 16,070 shares; Mr. Burnette – 9,724 shares; Mr. Drye – 15,330 shares; Mr. Fleming – 16,070 shares; Mr. Hill – 17,280 shares; Mr. Land – 15,330 shares; Mr. Larrowe – 16,070 shares; Mr. Laymon – 16,070 shares; Mr. Marziano – 48,328 shares; Mr. Rhodes – 500 shares; Ms. Safrit – 15,329 shares; Mr. Talbert – 20,000 shares; and all persons included in the group – 238,395 shares. Shares listed for certain of the named individuals have been pledged as security for loans as follows: Mr. Marziano – 33,984 shares.

(2)	Percentages are calculated based on 3,832,092 total outstanding shares plus, in the case of each named individual and the group, the number of additional shares that could be purchased by that individual or by persons included in the group under stock options that could be exercised within 60 days following the Record Date. An asterisk indicates less than 0.01%.

Section 16(a) Beneficial Ownership Reporting Compliance

Our directors and executive officers are required by federal law to file reports with the Securities and Exchange Commission regarding the amounts of and changes in their beneficial ownership of our common stock. Based on our review of copies of those reports, our proxy statements are required to disclose failures to report shares beneficially owned or changes in beneficial ownership, and failures to timely file required reports, during previous years. During 2006, reports inadvertently were filed after their due dates as follows: one report by Thomas G. Fleming covering one purchase of shares; and one report by Eric E. Rhodes covering his receipt of a stock option.

INDEPENDENT PUBLIC ACCOUNTANTS

Appointment of Independent Accountants

Our Audit Committee's charter gives it the responsibility and authority to select and appoint our independent accountants and to approve their compensation and the terms of the engagement under which they provide services to us. The Committee has selected our current independent accounting firm, Dixon Hughes PLLC, to serve as our independent accountants for 2007. Representatives of Dixon Hughes PLLC are expected to attend the Annual Meeting and be available to respond to appropriate questions, and they will have the opportunity to make a statement if they desire to do so.

Services and Fees During 2006 and 2005

Except as described below, under its current procedures our Audit Committee specifically preapproves all audit services and other services provided by our accountants. Since it is difficult to determine in advance the exact nature and extent of the tax services or advice we will need during the year, the Committee authorizes our management to obtain tax services from our accountants from time to time during the year up to preapproved aggregate amounts of fees set by the Committee. Requests for advice in addition to those amounts would require further Committee approval. The entire Audit Committee generally participates in the preapproval of services. However, in the case of proposals that arise during the year to obtain certain types of non-audit services from our accountants beyond what has been preapproved by the Committee, the Committee delegates authority to its Chairman to preapprove those additional services on behalf of the Committee. Any such action by the Chairman is to be reported to the full Committee at its next regularly scheduled meeting.

As our independent accountants for 2006 and 2005, Dixon Hughes PLLC provided us with various audit and other professional services for which we were billed, or expect to be billed, for fees as further described below.

Our Audit Committee considers whether the provision of non-audit services by our independent accounting firm is compatible with maintaining its independence. The Committee believes that the provision of non-audit services by Dixon Hughes PLLC during 2006 did not affect its independence.

The following table lists the aggregate amounts of fees paid to Dixon Hughes PLLC for audit services for 2006 and 2005 and for other services they provided during 2006 and 2005.

Type of Fees and Description of Services	2006	2005
Audit Fees, including audits of our consolidated financial statements for 2006, and the Bank's financial statements for 2005, reviews of our and the Bank's condensed interim consolidated financial statements, and other audit services	$70,000	$55,211

Audit-Related Fees, including consultation regarding general accounting matters and, during 2005, assistance with due diligence reviews and accounting matters in connection with a proposed acquisition	500	5,200

Tax Fees, including reviews of our federal and related state income tax returns, non-routine tax consultations and, during 2006, rendering a tax opinion in connection with our bank holding company reorganization	19,350	3,550

All Other Fees	-0-	-0-

PROPOSAL 2: APPROVAL OF 2007 OMNIBUS EQUITY PLAN

General

At its March 28, 2007 meeting, our Board of Directors, upon the recommendation of our Corporate Governance Committee, adopted the 2007 Omnibus Equity Plan, subject to the approval of our stockholders. We will submit a proposal to approve the Plan for your consideration and vote at the Annual Meeting because doing so is consistent not only with our historical practices, but also with principles of good corporate governance. Additionally, the tax-advantaged treatment of incentive stock options provided by Internal Revenue Code Section 422 is conditioned upon approval of the plan by stockholders. Lastly, the exemption for performance-based compensation from the $1,000,000 tax deduction limitation of Internal Revenue Code Section 162(m) likewise is conditioned upon stockholder approval. Additional information about the tax treatment of incentive stock options under Section 422 and performance-based compensation under Section 162(m) is contained in this discussion under the caption “Federal Income Tax Consequences.”

The goal of the Plan is to promote the long-term financial success of our company and our subsidiaries, including the Bank, and to increase stockholder value. In contrast to our existing stock option plans, which provide only for stock option awards, the proposed new Plan gives us authority to make awards of stock options, as well as restricted stock and performance share awards. Awards may be made to our employees as well as employees of our subsidiaries. Awards of stock options and restricted stock may also be made to our directors who are not employees of our company or any of our subsidiaries. The Plan will enhance our ability to attract and retain the services of employees and directors upon whose judgment, skill, and efforts the successful conduct of our business depends. The variety of awards that may be made under the Plan gives us flexibility to respond to changes in equity compensation practices in the market for banking talent in which we compete.

The Plan contains provisions that we believe are consistent with the interests of stockholders and principles of good corporate governance. For example, stock options must have an exercise price equal to or greater than the fair market value of our common stock on the date the award is made. Similarly, the Plan prohibits repricing of stock options without stockholder approval. In other words, if the fair market value of our stock experiences a sustained decline to a price less than the exercise price of a stock option, for example, we cannot freely adjust the exercise price of the option to compensate for the loss of the option’s value.

The following is a summary of the Plan. However, the summary is qualified in its entirety by reference to Plan itself which is attached as Appendix A to this proxy statement. We encourage you to read the Plan in its entirety. References in this summary to the Code mean the Internal Revenue Code of 1986, as amended.

Our Board of Directors recommends that you vote "FOR" Proposal 2.

To be approved, the number of votes cast in person and by proxy at the Annual Meeting in favor of the proposal must exceed the number of votes cast against it.

Authorized Shares

The Plan authorizes the issuance of 300,000 shares of our common stock. That number amounts to approximately 7.8% of our currently outstanding shares, and it includes the number of shares that remain available for stock option grants under our current Employee Stock Option Plan and that are not subject to outstanding awards under that plan. There are currently approximately 955 shares remaining available for grant under the Employee Stock Option Plan, and no shares remain available for grant under our Director Stock Option Plan. If our stockholders approve the new Plan, no additional awards will be made under those existing plans. On April 13, 2007, there were outstanding stock options previously granted under those plans for an aggregate of 214,598 shares that could be issued in the future, and we had other outstanding options for an aggregate of 80,316 shares that we assumed from BOC Financial Corp. during 2001. Shares of our common stock issued under the new Plan may consist, in whole or in part, of treasury shares or authorized and unissued shares that are not reserved for any other purpose. If an award made under the new Plan is later forfeited, terminated, exchanged, or otherwise settled without the issuance of shares or the payment of cash, the shares associated with that award will again become available for future grants of awards under the Plan.

Awards

Awards to Employees. Awards to employees under the Plan may take the form of:

•	incentive stock options that qualify for favored tax treatment under Code Section 422;

•	stock options that do not qualify as incentive stock options under Code Section 422;

•	restricted stock; and

•	performance shares.

Each of those awards is described in more detail below.

Awards to Non-Employee Directors. In contrast to the kinds of awards that may be made to employees, non-employee directors are eligible to receive only awards of non-qualified stock options and restricted stock.

Award Agreements. The terms of each award under the Plan will be described in an award agreement between us and the person to whom the award is granted. By accepting an award, the person to whom the award is granted will agree to be bound by the terms of the Plan and the award agreement. If there is a conflict between the terms of the Plan and the terms of the award agreement covering that award, the terms of the Plan will govern.

Plan Administration

A committee of our Board of Directors will administer the Plan. Known as the Plan Committee, the committee must consist of at least three individuals, each of whom must be:

•	an outside director within the meaning of Code Section 162(m) who receives no compensation from us or an entity related to us in any capacity other than as a director, except as permitted by the Code;

•	a non-employee director within the meaning of the Securities and Exchange Commission’s Rule 16b-3, and

•	an independent director within the meaning of Nasdaq’s Marketplace Rules (specifically Rule 4200(a)(15).

The Board of Directors has designated its Corporate Governance Committee, which functions as the Board's compensation committee, to serve as the Plan Committee. The Board believes that each of the individual members of that Committee satisfies the independence requirements of Code Section 162(m), SEC Rule 16b-3, and Nasdaq Rule 4200(a)(15).

The Plan Committee has final authority to make awards to employees and establish award terms. The amount and terms of equity awards to non-employee directors, however, must be established by the entire Board of Directors. Accordingly, when the term Plan Committee is used in reference to grants to non-employee directors, the term means the entire Board. The Plan Committee’s authority includes the power to:

•	construe and interpret the Plan,

•	adopt, amend, and rescind rules and regulations relating to the administration of the Plan,

•	determine the types of awards to be made to employees,

•	designate the employees to whom the awards will be made,

•	specify the terms and conditions of each award, including the procedures for exercising an award, and

•	administer any performance-based awards, including certifying that applicable performance objectives are satisfied.

Under Section 13.5 of the Plan, our directors are entitled to indemnification by us for liabilities arising under the Plan.

Award Eligibility

The Plan Committee may make awards to any employee of our company or any of our subsidiaries. We currently have no employees of our own, but there currently are approximately 94 full-time employees of the Bank who will be eligible for an award, including our and the Bank's officers. We and the Bank currently have twelve non-employee directors who likewise will be eligible for awards. The selection of participants, and the nature and size of awards, are within the discretion of the Plan Committee in the case of awards to employees, and they are within the discretion of the Board in the case of awards to non-employee directors. No awards have been made under the Plan. No discretionary awards to employees or directors are currently determinable.

Award Limits

Of the shares authorized for issuance under the plan, up to the full number of shares authorized to be issued under the Plan (300,000 shares) may be reserved for issuance under incentive stock options. The aggregate number of shares underlying awards granted to any participant in a single year may not exceed 25,000.

Adjustments

If a corporate transaction, such as a stock dividend, stock split, recapitalization, merger, or other similar corporate change, affects our outstanding shares of common stock, the Plan Committee will make adjustments to prevent dilution or enlargement of benefits provided under the Plan, including adjustment of the number of shares authorized under the Plan, adjustment of award limits, and adjustments of the terms of outstanding awards.

Description of Awards

Options. An option is the right to acquire shares of our common stock during a stated period at a specified exercise price. An option may be an incentive stock option (an “ISO”) qualifying for favored tax treatment under Code Section 422. ISOs may be granted to employees only. Any option that is not an ISO is known as a non-qualified stock option (an “NQSO”) which may be granted to employees or non-employee directors.

The exercise price of an option will be determined by the Plan Committee. However, in the case of either an ISO or an NQSO, the exercise price may not be less than the fair market value of a share of our common stock on the date the option is granted. For this purpose, fair market value is determined according to the following rules:

•

if our common stock is traded on an exchange or on an automated quotation system giving closing prices, fair market value means the reported closing price on the grant date if it is a trading day and otherwise on the next trading day,

•

if our common stock is traded over-the-counter with no reported closing price, fair market value is the mean between the highest bid and the lowest asked prices on that quotation system on the relevant date if it is a trading day and otherwise on the next trading day, or

•

if neither of the above circumstances exists, fair market value will be determined by the Plan Committee in good faith and, for ISOs, consistent with Code Section 422 and, for NQSOs, consistent with Code Section 409A and other applicable tax rules.

Our common stock currently is traded on The Nasdaq Capital Market which is an exchange. The closing price for our stock on April 13, 2007, was $13.39.

The Plan Committee also will establish the term of each option, but the term of an ISO may not exceed ten years. Likewise, the term of an option granted to a non-employee director may not exceed ten years. But, an

NQSO granted to an employee may have any term specified in the award agreement. The exercise price of an option must be paid according to procedures specified in the award agreement, which may allow payment in cash or a cash equivalent, surrender of unrestricted shares of our common stock the participant has owned for at least six months, or any combination of these payment methods. The form of “cashless stock option exercise” in which a company withholds a portion of the shares being purchased in payment of the exercise price is not permitted by the Plan. However, broker-assisted option exercises in which the option holder's broker advances or loans funds necessary to pay the option exercise price to the company and immediately thereafter sells a sufficient number of the shares to repay the advance or loan are not prohibited.

The aggregate fair market value of our common stock for which a participant’s ISOs may become exercisable for the first time in any calendar year under all our stock option plans may not exceed $100,000. For this purpose, fair market value is determined as of the date the options are granted. The exercise price of an ISO granted to an employee who owns stock possessing more than 10% of the voting power of our outstanding stock may not be less than 110% of the fair market value of a share of common stock on the date of grant. The term of an ISO may not exceed five years if the employee owns stock possessing more than 10% of the voting power of our outstanding stock.

Restricted Stock. A restricted stock award is an award of common stock that is subject to transfer restrictions and subject to the risk of forfeiture if conditions stated in the award agreement are not satisfied by the end of a specified period. During the restriction period established by the Plan Committee, restricted stock will be held by us in escrow and may not be sold, transferred, or hypothecated by the participant. Restricted stock will vest when the conditions to vesting stated in the award agreement are satisfied, and at that time the transfer restrictions and risk of forfeiture will lapse and the shares will be released to the participant. Restricted stock will be forfeited if the vesting conditions are not satisfied, and if that occurs, the shares will again become available under the plan for future awards. Unless an award agreement for restricted stock specifies otherwise, a participant who holds restricted stock will have the right to receive dividends or other distributions on the shares on the same basis as other shareholders, and the right to vote the shares during the restriction period. But, dividends or other distributions payable in the form of stock would themselves be considered shares of restricted stock and would be held in escrow and subject to the same restrictions and conditions as the original restricted stock award.

If restricted stock awards are made, they are most likely to be made at no cost to the participant. However, the Plan Committee could make an award conditional upon the participant paying a purchase price for the shares of restricted stock, in addition to other conditions that may be imposed. We expect that the principal condition imposed on restricted stock awards would be a time-vesting feature, meaning that the awards would become fully vested, and the shares would become unrestricted, if the participant remains employed with us or the Bank for a specified period. However, the Plan places no limitations on the conditions that may be imposed on restricted stock awards, and those awards could have performance-based conditions or other conditions on vesting in addition to a time-vesting feature.

Performance Shares. Performance shares are similar to restricted stock awards, but they also are different from restricted stock awards in some significant ways. Like the recipient of a restricted stock award, a performance share award recipient will become fully vested in and acquire unencumbered ownership of shares if conditions imposed in the award agreement are satisfied by the end of the vesting period specified in the award agreement. But, as the name suggests, performance awards ordinarily will become vested if, and only if, corporate goals or individual performance goals, or both, stated in the award agreement are satisfied by the end of the vesting period or a separate performance period. In contrast, and although this is not necessarily always the case, restricted stock awards ordinarily will become vested with the mere passage of time, so long as the award recipient remains employed with the company. In contrast to stock option awards and, to a lesser degree, restricted stock awards, which ordinarily will have terms that are more or less uniform from one grant to the next, and from one award recipient to the next, the terms of performance share awards may vary quite widely. Terms having to do with such things as performance criteria and the duration of the period in which performance is measured need not be uniform and are likely to be influenced by the particular award recipient’s responsibilities, our or the Bank's corporate goals and operating results, and other factors. Virtually every term of performance share awards can be customized for individual award recipients, with the only common denominator being the right to become the owner of unencumbered shares of our common stock if the performance and other criteria are satisfied. The performance criteria may include any, or a combination of some or all, of the following factors:

• net earnings or net income (before or after taxes)	• productivity ratios

• earnings per share	• expense targets

• deposit or asset growth	• credit quality

• net operating income	• efficiency ratio

• return on assets and return on equity	• market share

• earnings before or after taxes, interest, depreciation and/or amortization	• share price (including, but not limited to, growth measures and total shareholder return)

• fee income	• customer satisfaction

• interest spread	• net income after cost of capital

The Board may award restricted stock to non-employee directors, but performance shares may be awarded only to employees. If the Plan Committee makes performance share awards, it will establish the performance criteria, select the participants or class of participants to whom the performance criteria apply, and designate the period over which performance will be measured. Unless the award agreement that covers a performance share award specifies otherwise, a participant may not exercise voting rights over shares subject to a performance award. But, shares subject to a performance award will be credited with an allocable portion of dividends and other distributions paid on our common stock on the same basis as our other shareholders. Dividends and other distributions allocable to unvested performance shares will be held by us as escrow agent during the period in which satisfaction of the performance criteria is determined, without interest or other accruals. If dividends or other distributions are paid in the form of shares of common stock during the performance period, those shares would themselves be considered performance shares and would be held in escrow and subject to the same conditions and restrictions as the original performance share award.

The Plan Committee may make appropriate adjustments to performance criteria to account for the impact of a stock dividend or stock split affecting our common stock, or a recapitalization, merger, consolidation, combination, spin-off, distribution of assets to stockholders, exchange of shares, or similar corporate change. Unless otherwise provided in the Plan or an employee participant’s award agreement, at the end of the period in which satisfaction of the performance criteria is determined, the Plan Committee will certify that the employee has or has not satisfied the performance criteria. The shares will then be forfeited if the performance criteria are not satisfied. If the performance criteria are satisfied, the shares of our common stock covered by the award will be issued to the participant.

Effect of Termination of Service on Awards.

Unless a participant’s award agreement provides otherwise, if a participant's employment or service as a director terminates for any reason, the portion of any award held by the participant that is not exercisable or vested will be forfeited. All ISOs and NQSOs held by a participant that are exercisable will be forfeited if they are not exercised before the earlier of the expiration date specified in the award agreement or any other time (including the date of termination), or after any number of days following the date of termination, as specified in the award agreements. However, all of a participant’s outstanding awards will be forfeited if the participant’s employment or service as a director terminates for cause or if in our judgment a basis for termination for cause exists, regardless of whether the awards are exercisable and regardless of whether the participant’s employment or service actually terminates. As defined in the Plan, the term "cause" includes a violation of our or the Bank's code of ethics. However, shares of restricted stock or performance shares which have vested and been released from escrow and distributed to a participant will not be affected by a termination for cause.

Effect of a Change in Control

If a change in control of our company occurs, the Plan Committee has broad authority and sole discretion to take actions it deems appropriate to preserve the value of participants’ awards. If a change in control occurs, the Plan Committee may for example:

•	accelerate the exercisability or vesting of any or all awards, despite any limitations stated in the Plan or in an award agreement;

•

cancel any or all outstanding options, restricted stock or performance share awards in exchange for the kind and amount of consideration that the holders of the awards would have received had the awards been exercised or vested before the change in control (less the exercise price of the award); or

•

convert any or all outstanding options, restricted stock or performance share awards into the right to receive, at exercise or vesting, the kind and amount of consideration that the holders of the award would have received had the awards been exercised or vested before the change in control (less the exercise price of the award).

The Plan Committee may provide for these results in advance in an award agreement or may provide for these results when a change in control actually occurs, or both. Alternatively, the Plan Committee also has the right to require the acquiring company in a change in control to take any of these actions.

Events that would constitute a change in control are defined in the Plan, but the Plan defers to any competing definition contained in another agreement to which a participant may be a party, such as an employment agreement or a severance agreement, or the competing definition contained in Code Section 409A if that provision of the Code is deemed to apply to the participant’s award. In general, a change in control means one or more of the following events:

•

there is a change in the composition of our Board of Directors, after which the incumbent members of the Board on the effective date of the Plan, including their successors whose election or nomination was approved by those incumbent directors and their successors, no longer represent a majority of the Board;

•

a person (other than persons such as subsidiaries or benefit plans) becomes a beneficial owner of our securities representing 25% or more of the combined voting power of all securities eligible to vote for the election of directors, but excluding business combinations after which our stockholders own more than 50% of the resulting company, and excluding stock issuances approved by our incumbent directors and their successors;

•

there is a merger, consolidation, share exchange, or similar form of business combination transaction requiring approval of our stockholders, excluding business combinations after which our stockholders own more than 50% of the resulting company; or

•	our stockholders approve a plan of complete liquidation or dissolution or sale of all or substantially all of our assets.

Amendment, Modification and Termination of Plan

The Plan was approved by our Board of Directors at its meeting on March 28, 2007, but it will not become effective unless it is also approved by our stockholders. If approved, the Plan will remain in effect until the tenth anniversary of the date the Plan was approved by the Board.

We may terminate, suspend, or amend the Plan at any time without stockholder approval, unless stockholder approval is necessary to satisfy applicable requirements of SEC Rule 16b-3, the Code, or any securities exchange, market, or other quotation system on which our securities are listed or traded. However, no amendment of the Plan may:

•	result in the loss of a Plan Committee member’s status as a non-employee director as defined in SEC Rule 16b-3;

•	cause the Plan to fail to satisfy the requirements of Rule 16b-3; or

•	adversely affect outstanding awards.

Nevertheless, we have the authority to amend the Plan as necessary to comply with Code Section 409A, even if the amendment adversely affects participants’ rights.

Transfers

Awards made under the Plan generally are not transferable except as specified in the Plan. During a participant’s lifetime, awards are exercisable only by the participant or the participant’s guardian or legal representative. Plan awards may be transferred by will and by the laws of descent and distribution.

Accounting for Share-Based Payments

In December 2004, the Financial Accounting Standards Board (FASB) published FASB Statement No. 123 (revised): Shared Based Payment (SFAS 123 (R)). SFAS 123(R) requires that the compensation cost relating to share-based payment transactions, including grants of stock options, be recognized as an expense in financial statements. For this purpose, cost is measured based on the fair value of the equity instrument issued according to any option-pricing model satisfying the fair value objective of SFAS 123(R). We began to apply SFAS 123(R) for the first time at the beginning of 2006.

Federal Income Tax Consequences

The following discussion briefly summarizes the U.S. Federal income and employment tax consequences relating to the Plan. This summary is based on existing provisions of the Code, final, temporary, and proposed Treasury Regulations promulgated under the Code, existing judicial decisions, and current administrative rulings and practice, all of which are subject to change, possibly retroactively. This summary is included for general informational purposes only, and it is not intended to be a complete description of applicable Federal income or employment tax laws. The summary does not address state or local tax consequences and other tax consequences.

Generally, we will withhold from distributions under the Plan the amount of cash or shares that we determine is necessary to satisfy applicable tax withholding obligations. Alternatively, we may require participants to pay to us the amount necessary to satisfy applicable tax withholding obligations.

Tax Consequences of ISOs. ISOs qualify for special treatment under Code Section 422. A participant will recognize no income when an ISO is granted or exercised, and we will be entitled to no tax deduction at either of those times. Also, ISOs will not be subject to employment taxes. If a participant acquires our common stock by exercising an ISO and continues to hold that stock for one year or, if longer, until the second anniversary of the grant date, the amount the participant receives when he or she finally disposes of the stock, minus the exercise price, will be taxed at long-term capital gain or loss rates. This is referred to as a qualifying disposition. We will not be entitled to a deduction for a qualifying disposition.

If a participant disposes of the common stock within one year after exercising the ISO or within two years after the grant date, this will be referred to as a disqualifying disposition. When a disqualifying disposition occurs, the participant will recognize ordinary income equal to the excess of (x) the fair market value of the stock on the date the ISO is exercised, or the amount received on the disposition if less, over (y) the exercise price. We will be entitled to a deduction equal to the income that the participant recognizes on the disqualifying disposition. The participant’s additional gain will be taxed at long-term or short-term capital gain rates, depending on whether the participant held the common stock for more than one year.

The rules that generally apply to ISOs do not apply when calculating any alternative minimum tax liability. When an ISO is exercised, a participant must treat the excess, if any, of the fair market value of the stock on the date of exercise over the exercise price as a tax preference item for purposes of the alternative minimum tax.

Tax Consequences of NQSOs. NQSOs are not entitled to the special tax treatment granted to ISOs. Nevertheless, a participant will recognize no income when an NQSO is granted, and we will be entitled to no tax deduction at that time. Unlike an ISO, when an NQSO is exercised the participant will recognize ordinary income equal to the excess of the stock’s fair market value on the date of exercise over the exercise price. Also unlike an ISO, this same amount will be subject to employment taxes, including social security and Medicare taxes. If a participant uses common stock or a combination of common stock and cash to pay the exercise price of an NQSO, he or she will have ordinary income equal to the value of the excess of the number of shares of common stock that the participant purchases over the number he or she surrenders, less any cash the participant uses to pay the exercise price. This same amount is subject to employment taxes, including social security and Medicare taxes. When an NQSO is exercised, we will be entitled to a deduction equal to the ordinary income that the participant recognizes.

A participant’s cost, also known as basis, for shares acquired by exercising an NQSO generally will be the fair market value of the stock on the date the NQSO is exercised, recognizing that the participant is taxed at ordinary income rates at that time. When the participant finally disposes of stock acquired by exercising an NQSO, the participant will have a long-term capital gain or loss or a short-term capital gain or loss, depending on whether the participant held the stock after option exercise for more than one year and whether the sale price exceeds the participant’s cost basis.

Tax Consequences of Restricted Stock. Unless a participant makes an election under Code Section 83(b) to recognize taxable income, the participant will not have taxable income when restricted stock is granted. Likewise, we will not be entitled to a tax deduction at that time. Instead, a participant will recognize ordinary income when the shares of restricted stock vest, meaning the shares are no longer subject to a substantial risk of forfeiture. The income recognized at that time will be equal to the fair market value of the stock the participant receives when the restrictions lapse, less any consideration paid for the restricted stock. We generally will be entitled to a deduction equal to the income that the participant recognizes. Also, the same amount will be subject to employment taxes, including social security and Medicare taxes. When a participant finally disposes of restricted stock that has become vested, the participant will have a long-term or short-term capital gain or loss, depending on whether the participant held the shares for more than one year after the restricted stock vested and depending on the sale price.

If a participant makes an election under Code Section 83(b), the participant will recognize ordinary income on the grant date equal to the fair market value of the shares of restricted stock on that date. We will be entitled to a deduction equal to the income that the participant recognizes at that time. Also, the same amount will be subject to employment taxes, including social security and Medicare taxes. However, the participant will recognize no income when the restrictions finally lapse. If a participant becomes vested in the shares, any appreciation between the grant date and the date the participant disposes of the shares will be treated as a long-term or short-term capital gain or loss, depending on whether he or she held the shares for more than one year after the grant date and depending on the sale price. If a participant forfeits restricted stock, the participant will not be able to take a tax deduction for that forfeiture.

Tax Consequences of Performance Shares. A participant will recognize no taxable income when he or she receives a performance share award, and we will not be entitled to a tax deduction at that time. However, when a participant satisfies the conditions imposed on the award, he or she will recognize ordinary income equal to the fair market value of the common stock he or she receives. Also, the same amount will be subject to employment taxes, including social security and Medicare taxes. We generally will be entitled to a tax deduction equal to the income that the participant recognizes. Thereafter, the participant will have a long-term or short-term capital gain or loss when he or she finally disposes of the common stock acquired in settlement of the performance share award, depending on whether the participant held the shares for more than one year after they were issued and depending on the price at which the shares are sold.

Code Section 162(m). Code Section 162(m) imposes an annual $1,000,000 limit on the tax deduction allowable for compensation paid to the chief executive officer and the four other highest-paid executives of a company whose equity securities are required to be registered under Section 12 of the Securities Exchange Act of 1934, with an exception for compensation that constitutes so-called performance-based compensation. To qualify as performance-based compensation, grants must be made by a committee consisting solely of two or more outside directors, the material terms of the performance-based compensation must be disclosed to and approved in advance by the company’s stockholders, and the committee must certify that the performance standards are satisfied. For grants other than options to qualify as performance-based compensation, the granting, issuance, vesting, or retention of the grants must be contingent upon satisfying one or more performance criteria. Stock options may be treated as performance-based compensation if the exercise price is at least equal to the fair market value of the stock on the grant date and if the plan states the maximum number of shares acquirable under options granted to any one individual in any single year. We expect that stock options as well as awards with a performance component generally will satisfy the requirements for performance-based compensation under Section 162(m), but the Plan Committee will have authority to grant non-performance-based awards, including restricted stock awards.

Performance share awards may be made in a manner that qualifies as performance-based compensation under Code Section 162(m) in the case of awards to our Chief Executive Officer and our four other most highly compensated executives. To ensure compliance with Section 162(m), (x) the applicable performance criteria for performance-based compensation such as performance share awards must be established in the associated award agreement as soon as administratively practicable, but no later than the earlier of 90 days after the beginning of the applicable performance period and the expiration of 25% of the applicable performance period and (y) vesting will be contingent on satisfaction of the performance criteria outlined in this proxy statement’s discussion of performance share awards. The Plan Committee may make appropriate adjustments to performance criteria to reflect a substantive change in an employee’s job description or assigned duties and responsibilities. Vesting of performance share awards made to other employees need not comply with the requirements of Code Section 162(m), but, nevertheless, we expect that performance share awards to those other employees will be based on similar performance criteria.

Code Sections 280G and 4999. Code Sections 280G and 4999 impose penalties on persons who pay, and persons who receive, so-called excess parachute payments. A parachute payment is the value of any amount that is paid to company officers on account of a change in control (including but not limited to amounts under stock-based compensation plans). If the total of all benefits payable to an officer because of a change in control equals or exceeds three times the officer’s “base amount” (meaning his or her five-year average taxable compensation), a 20% excise tax will be imposed on the officer under Section 4999, and under Section 280G the company will forfeit its tax deduction for the benefits on which the excise tax is imposed. But, the excise tax is not imposed on the entire amount of the change-in-control benefits. Instead, the excise tax is imposed on the amount of the benefits exceeding the officer's base amount. The amount exceeding the base amount is known as an “excess parachute payment." This tax is in addition to other federal, state, and local income, wage, and employment taxes imposed on the officer’s change-in-control payments. Moreover, because of Section 280G, the company paying the compensation is unable to deduct the excess parachute payment, and the $1,000,000 limit on deductible compensation under Code Section 162(m) is reduced by the amount of the excess parachute payment.

Benefits to which participants are entitled under the Plan and associated award agreements could constitute parachute payments under Sections 280G and 4999 if a change in control of our company occurs. If this happens, the value of each participant’s parachute payment arising under the Plan must be combined with other parachute payments the same participant may be entitled to receive under other agreements or plans with us or the Bank, such as an employment agreement, a severance agreement, or a salary continuation agreement.

Code Section 409A. Code Section 409A was added to the Internal Revenue Code by the American Jobs Creation Act of 2004. It creates new rules for amounts deferred under so-called nonqualified deferred compensation plans. Section 409A includes a broad definition of nonqualified deferred compensation plans, which may extend to various types of awards granted under the Plan. Amounts deferred under the Plan that are subject to Section 409A are subject to a 20% excise tax, plus interest, if certain events occur, such as making distributions before the recipient separates from service or before the occurrence of other specified events, such as death, disability, or a change of control, all as defined in Section 409A and other applicable tax authority. The Plan Committee intends to administer the Plan to avoid or minimize the impact of Section 409A, which is borne principally by the employee, not the employer. If necessary, the Plan Committee will amend the Plan to comply with Section 409A. By accepting an award, a participant will agree that the Plan Committee (or our Board of Directors, as appropriate) may amend the Plan and the participant's award agreement without any additional consideration if necessary to avoid penalties arising under Section 409A and other applicable tax authority, even if the amendment reduces, restricts, or eliminates rights that were granted under the Plan, the award agreement, or both, before the amendment.

ANY U.S. FEDERAL TAX ADVICE CONTAINED IN THE PRECEDING SUMMARY IS NOT INTENDED OR WRITTEN BY THE PREPARER OF SUCH ADVICE TO BE USED, AND IT CANNOT BE USED BY THE RECIPIENT, FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON THE RECIPIENT. THIS DISCLOSURE IS INTENDED TO SATISFY U.S. TREASURY DEPARTMENT REGULATIONS.

Shares Currently Authorized for Issuance Under Our Existing Stock Option Plans

The following table summarizes all compensation plans and individual compensation arrangements which were in effect on December 31, 2006, and under which shares of our common stock have been authorized for issuance. If the proposed new Plan is approved at the Annual Meeting, no new stock options will be granted under our existing Employee Stock Option Plan or Director Stock Option Plan. The shares that remain available for issuance under those plans will be covered by the new Plan.

EQUITY COMPENSATION PLAN INFORMATION (1)

	(a)	(b)	(c)
Plan category	Number of shares to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of shares remaining available for future issuance under equity compensation plans (excluding shares reflected in column (a))
Equity compensation plans approved by our security holders (2)	299,814	$6.64	955

Equity compensation plans not approved by our security holders	-0-	N/A	-0-
Total (2)	299,814	$6.64	955

(1)	As adjusted for all stock splits. Information in the table is as of December 31, 2006.
(2)	Includes outstanding options to purchase an aggregate of 219,498 shares of our common stock under our Employee Stock Option Plan and Director Stock Option Plan which we assumed from the Bank in connection with the reorganization in which we became the Bank's parent bank holding company (and each of which Plans previously had been approved by the Bank's shareholders). Also includes outstanding options to purchase an aggregate of 80,316 shares at a weighted average exercise price of $4.87 which are held by the Bank's employees and our directors who formerly served as employees or directors of BOC Financial Corp. Those options previously had been approved by that company's shareholders and were converted into options to purchase shares of the Bank's common stock when that company merged with the Bank on December 31, 2001. They were assumed by us in connection with the reorganization.

PROPOSALS FOR 2008 ANNUAL MEETING

Any proposal of a shareholder, other than a nomination for election as a director, that is intended to be presented for action at the 2008 Annual Meeting must be received by our Corporate Secretary in writing at our address listed below no later than December 22, 2007, to be considered timely received for inclusion in the proxy statement and proxy card that we will distribute in connection with that meeting. Written proposals should be sent to the same address as is listed below for communications with our board. In order for a proposal to be included in our proxy materials for a particular meeting, the person submitting the proposal must own, beneficially or of record, at least 1% or $2,000 in market value, whichever is less, of shares of our common stock entitled to be voted on that proposal at the meeting and must have held those shares for a period of at least one year and continue to hold them through the date of the meeting. Also, the proposal and the shareholder submitting it must comply with certain other eligibility and procedural requirements contained in rules of the Securities and Exchange Commission.

Written notice of a shareholder proposal (other than a nomination) intended to be presented at our 2008 Annual Meeting, but which is not intended to be included in our proxy statement and form of appointment of proxy, must be received by our Corporate Secretary at the address listed below no later than March 6, 2008, in order for that proposal to be considered timely received for purposes of the Proxies' discretionary authority to vote on other matters presented for action by shareholders at that meeting.

Under our Bylaws, at a meeting our shareholders at which directors will be elected, nominations for election to our board of directors may be made by our board or by a shareholder of record who is entitled to vote at the meeting if written notice of the shareholder's nomination has been delivered to our Corporate Secretary at our principal office not later than the close of business on the tenth business day following the date on which notice of the meeting is first given to shareholders.

The required notice of a nomination must include: (1) the names and addresses of the shareholder who intends to make the nomination and of the person to be nominated; (2) a representation that the shareholder is a holder of record of shares of our common stock entitled to vote at the meeting and that he or she intends to appear in person or by proxy at the meeting to nominate the person named in the notice; (3) a description of all arrangements or understandings between the shareholder and the nominee and any other persons (naming those persons) pursuant to which the nomination is to be made by the shareholder; (4) a representation that each nominee satisfies all qualifications provided by our Bylaws or by applicable statute or regulation to serve as a director, and (5) the written consent of the nominee to serve as a director if elected. The shareholder also shall provide such other information regarding each nominee proposed as we shall reasonably request and which can be obtained by the shareholder, including information of a type that would be required to be included in a proxy statement filed pursuant to the proxy rules under the Securities Exchange Act of 1934 if the nominee had been nominated by the board of directors. Only persons who are nominated in the manner described in our Bylaws are eligible to be elected as directors at meetings of our shareholders, and the Chairman of a meeting of our shareholders may refuse to acknowledge a nomination that is not made in compliance with the procedures set out in our Bylaws.

The notices described above should be mailed to:

Bank of the Carolinas Corporation

Attention: Corporate Secretary

135 Boxwood Village Drive

Mocksville, North Carolina 27028

ANNUAL REPORT ON FORM 10-K

We are subject to the reporting requirements of the Securities Exchange Act of 1934 and we file reports and other information about our company with the Securities and Exchange Commission, including annual reports, quarterly reports and proxy statements. The Bank's Internet website (www.bankofthecarolinas.com) contains a link to the SEC's website (www.sec.gov) where you may review information that we file electronically with the SEC.

A copy of our 2006 Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, accompanies the proxy statement.

APPENDIX A

2007 OMNIBUS EQUITY PLAN

BANK OF THE CAROLINAS CORPORATION

ARTICLE 1

PURPOSE AND EFFECTIVE DATE

1.1        Purpose. The purpose of this 2007 Omnibus Equity Plan of Bank of the Carolinas Corporation (“BOC”) is to promote BOC's long-term financial success and increase stockholder value by providing employees and directors the opportunity to acquire an ownership interest in BOC and enabling BOC and its related entities to attract and retain the services of the employees and directors upon whom the successful conduct of its business depends.

1.2        Effective Date. This Plan shall be effective when it is adopted by BOC's Board of Directors and thereafter approved by the affirmative vote of BOC's stockholders in accordance with applicable rules and procedures, including those in Internal Revenue Code Section 422 and Treasury Regulation Section 1.422-3. Any award granted under this Plan before stockholder approval shall be null and void if stockholders do not approve the Plan within 12 months after the Plan’s adoption by BOC's Board of Directors. Subject to Article 10, the Plan shall continue until the tenth anniversary of the date it is approved by BOC's Board of Directors.

ARTICLE 2

DEFINITIONS

When used in this Plan, the following words, terms, and phrases have the meanings given in this Article 2 unless another meaning is expressly provided elsewhere in this document or is clearly required by the context. When applying these definitions and any other word, term, or phrase used in this Plan, the form of any word, term, or phrase shall include any and all of its other forms.

2.1        Award means a grant of (a) the right under Article 6 to purchase BOC common stock at a stated price during a specified period of time (an “Option”), which Option may be (x) an Incentive Stock Option that on the date of the Award is identified as an Incentive Stock Option, satisfies the conditions imposed under Internal Revenue Code Section 422, and is not later modified in a manner inconsistent with Internal Revenue Code Section 422 or (y) a Nonqualified Stock Option, meaning any Option that is not an Incentive Stock Option, (b) Restricted Stock, meaning a share of BOC common stock granted to a Participant contingent upon satisfaction of conditions described in Article 7, or (c) Performance Shares, meaning shares of BOC common stock granted to a Participant contingent upon satisfaction of conditions described in Article 8.

2.2        Award Agreement means the written or electronic agreement between BOC and each Participant containing the terms and conditions of an Award and the manner in which it will or may be settled if earned. If there is a conflict between the terms of this Plan and the terms of the Award Agreement, the terms of this Plan shall govern.

2.3        Covered Officer means those Employees whose compensation is or likely will be subject to limited deductibility under Internal Revenue Code Section 162(m) as of the last day of any calendar year.

2.4        Director means a person who, on the date an Award is made to him or to her, is not an Employee but who is a member of BOC’s Board of Directors, a member of the Board of Directors of a Related Entity, or a member of the governing body of any unincorporated Related Entity. For purposes of applying this definition, a Director’s status will be determined as of the date an Award is made to him or to her.

2.5        Employee means any person who, on any applicable date, is a common law employee of BOC or a Related Entity. A worker who is not classified as a common law employee but who is subsequently reclassified as a common law employee of BOC or a Related Entity for any reason and on any basis shall be treated as a common law employee solely from the date reclassification occurs. Reclassification shall not be applied retroactively for any purpose of this Plan.

2.6        Exercise Price means the amount, if any, a Participant must pay to exercise an Award.

2.7        Fair Market Value means the value of one share of BOC common stock, determined according to the following rules: (x) if BOC common stock is traded on an exchange or on an automated quotation system giving closing prices, the reported closing price on the relevant date if it is a trading day and otherwise on the next trading day, (y) if BOC common stock is traded over-the-counter with no reported closing price, the mean between the highest bid and the lowest asked prices on that quotation system on the relevant date if it is a trading day and otherwise on the next trading day, or (z) if neither clause (x) nor clause (y) applies, the fair market value as determined by the Plan Committee in good faith and, for Incentive Stock Options, consistent with the rules prescribed under Internal Revenue Code Section 422.

2.8        Internal Revenue Code means the Internal Revenue Code of 1986, as amended or superseded after the date this Plan becomes effective under Section 1.2, and any applicable rulings or regulations issued under the Internal Revenue Code of 1986.

2.9        Participant means an Employee or Director to whom an Award is granted, for as long as the Award remains outstanding.

2.10        Plan means this 2007 Omnibus Equity Plan, as amended from time to time.

2.11        Plan Committee means a committee of BOC’s Board of Directors consisting entirely of individuals who (a) are outside directors as defined in Treasury Regulation Section 1.162-27(e)(3)(i), (b) are non-employee directors within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, (c) do not receive remuneration from BOC or any Related Entity in any capacity other than as a Director, except as permitted under Treasury Regulation Section 1.162-27(e)(3), and (d) are independent directors within the meaning of rules of The Nasdaq Stock Market, Inc. The Plan Committee shall consist of at least three individuals.

2.12        Plan Year means BOC’s fiscal year.

2.13        Related Entity means an entity that is or becomes related to BOC through common ownership, as determined under Internal Revenue Code Section 414(b) or (c) but modified as permitted under Proposed Treasury Regulation Section 1.409A-1(b)(5)(iii)(D) and any successor to those proposed regulations.

2.14        Bank of the Carolinas Corporation, or BOC, means Bank of the Carolinas Corporation, a North Carolina corporation. Except for purposes of determining whether a Change in Control has occurred (according to Article 9), the term Bank of the Carolinas Corporation, or BOC, also means any corporation or entity that is a successor to Bank of the Carolinas Corporation or substantially all of its assets and that assumes the obligations of Bank of the Carolinas Corporation under this Plan by operation of law or otherwise.

ARTICLE 3

PARTICIPATION

3.1        Awards to Employees. Consistent with the terms of the Plan and subject to Section 3.3, the Plan Committee alone shall decide which Employees will be granted Awards, shall specify the types of Awards granted to Employees, and shall determine the terms upon which Awards are granted and may be earned. The Plan Committee may establish different terms and conditions for each type of Award granted to an Employee, for each Employee receiving the same type of Award, and for the same Employee for each Award the Employee receives, regardless of whether the Awards are granted at the same or different times. The Plan Committee shall have exclusive authority to determine whether an Award qualifies or is intended to qualify for the exemption from the deduction limitations of Internal Revenue Code Section 162(m) for performance-based compensation.

3.2        Awards to Directors. Consistent with the terms of the Plan and subject to Section 3.3, BOC's Board of Directors alone may grant Nonqualified Stock Options under Section 6.1, and Restricted Stock under Section 7.1, to Directors.

3.3        Conditions of Participation. By accepting an Award, each Employee and Director agrees (x) to be bound by the terms of the Award Agreement and the Plan and to comply with other conditions imposed by the Plan Committee, and (y) that the Plan Committee (or BOC's Board of Directors, as appropriate) may amend the Plan and the Award Agreements without any additional consideration if necessary to avoid penalties arising under Internal Revenue Code Section 409A, even if the amendment reduces, restricts, or eliminates rights that were granted under the Plan, the Award Agreement, or both before the amendment.

ARTICLE 4

ADMINISTRATION

4.1        Duties. The Plan Committee is responsible for administering the Plan and shall have all powers appropriate and necessary for that purpose. Consistent with the Plan’s objectives, BOC's Board of Directors and the Plan Committee may adopt, amend, and rescind rules and regulations relating to the Plan to protect BOC’s and its Related Entities’ interests. Consistent with the Plan’s objectives, BOC’s Board of Directors and the Plan Committee shall have complete discretion to make all other decisions necessary or advisable for the administration and interpretation of the Plan. Actions of BOC’s Board of Directors and the Plan Committee shall be final, binding, and conclusive for all purposes and upon all persons.

4.2        Delegation of Duties. In its sole discretion, BOC’s Board of Directors and the Plan Committee may delegate ministerial duties associated with the Plan to any person that it deems appropriate, including an Employee. However, neither BOC’s board of directors nor the Plan Committee shall delegate a duty it must discharge to comply with the conditions for exemption of performance-based compensation from the deduction limitations of Section 162(m).

4.3        Award Agreement. As soon as administratively practical after the date an Award is made, the Plan Committee or BOC’s Board of Directors shall prepare and deliver an Award Agreement to each affected Participant. The Award Agreement shall:

(a)        describe the terms of the Award, including the type of Award and when and how it may be exercised or earned,

(b)        state the Exercise Price, if any, associated with the Award,

(c)        state how the Award will or may be settled,

(d)        if different from the terms of the Plan, describe (x) any conditions that must be satisfied before the Award may be exercised or earned, (y) any objective restrictions placed on the Award and any performance-related conditions and performance criteria that must be satisfied before those restrictions will be released, and (z) any other applicable terms and conditions affecting the Award.

4.4        Restriction on Repricing. Regardless of any other provision of this Plan or an Award Agreement, neither BOC’s Board of Directors nor the Plan Committee may reprice (as defined under rules of the New York

Stock Exchange or The Nasdaq Stock Market) any Award unless the repricing is approved in advance by BOC’s stockholders acting at a meeting.

ARTICLE 5

LIMITS ON STOCK SUBJECT TO AWARDS

5.1        Number of Authorized Shares of Stock. With any adjustments required by Section 5.4, the maximum number of shares of BOC common stock that may be subject to Awards under this Plan is 300,000, which includes 955 shares authorized to be granted under BOC’s Employee Stock Option Plan that are not subject to outstanding awards under those plans on the date this Plan becomes effective under Section 1.2, but excluding any shares subject to awards issued under the Employee Stock Option Plan or the Director Stock Option Plan that are subsequently forfeited under the terms of those plans. However, if this Plan is not approved by BOC’s stockholders, BOC’s Employee Stock Option Plan and Director Stock Option Plan, each as amended, shall be unaffected and shall remain in effect for the remaining term specified in those plans. The shares of BOC common stock to be delivered under this Plan may consist in whole or in part of treasury stock or authorized but unissued shares not reserved for any other purpose.

5.2        Award Limits and Annual Participant Limits.

(a)        Award Limits. Of the total shares authorized under Section 5.1, up to a maximum of 150,000 shares may be reserved for issuance under Incentive Stock Options.

(b)        Annual Participant Limits. The aggregate number of shares of BOC common stock underlying Awards granted under this Plan to any Participant in any Plan Year, regardless of whether the Awards are thereafter canceled, forfeited, or terminated, shall not exceed 25,000 shares. This annual limitation is intended to include the grant of all Awards, including but not limited to Awards representing performance-based compensation described in Internal Revenue Code Section 162(m)(4)(C).

5.3        Share Accounting.

(a)        As appropriate, the number of shares of BOC common stock available for Awards under this Plan shall be conditionally reduced by the number of shares of BOC common stock subject to any outstanding Award.

(b)        As appropriate, the number of shares of BOC common stock available for Awards under this Plan shall be absolutely reduced by (x) the number of shares of BOC common stock issued through Option exercises, and (y) the number of shares of BOC common stock issued because of satisfaction of the terms of an Award Agreement for Restricted Stock or Performance Stock that, by the terms of the applicable Award Agreement, are to be settled in shares of BOC common stock.

(c)        As appropriate, shares of BOC common stock subject to an Award that for any reason is forfeited, cancelled, terminated, relinquished, exchanged, or otherwise settled without the issuance of BOC common stock or without payment of cash equal to its Fair Market Value or the difference between the Award’s Fair Market Value and its Exercise Price, if any, may again be granted under the Plan. If the Exercise Price of an Award is paid in shares of BOC common stock, the shares received by BOC shall not be added to the maximum aggregate number of shares of BOC common stock that may be issued under Section 5.1.

5.4        Adjustment in Capitalization. If after the date this Plan becomes effective under Section 1.2 there is a stock dividend or stock split, recapitalization (including payment of an extraordinary dividend), merger, consolidation, combination, spin-off, distribution of assets to stockholders, exchange of shares or other similar corporate change affecting BOC common stock, then consistent with the applicable provisions of Internal Revenue Code Sections 162(m), 409A, 422, and 424 and associated regulations and to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, the Plan

Committee shall, in a manner the Plan Committee considers equitable, adjust (a) the number of Awards that may or will be granted to Participants during a Plan Year, (b) the aggregate number of shares of BOC common stock available for Awards under Section 5.1 or subject to outstanding Awards, as well as any share-based limits imposed under this Plan, (c) the respective Exercise Price, number of shares, and other limitations applicable to outstanding or subsequently granted Awards, and (d) any other factors, limits, or terms affecting any outstanding or subsequently granted Awards.

ARTICLE 6

OPTIONS

6.1        Grant of Options. Subject to Article 8 and the terms of the Plan and the associated Award Agreement, at any time during the term of this Plan the Plan Committee may grant Incentive Stock Options and Nonqualified Stock Options to Employees and BOC’s Board of Directors may grant Nonqualified Stock Options to Directors. Unless an Award Agreement provides otherwise, Options awarded under this Plan are intended to satisfy the requirements for exclusion from coverage under Internal Revenue Code Section 409A, and all Option Award Agreements shall be construed and administered consistent with that intention.

6.2        Exercise Price. Except as necessary to implement Section 6.6, each Option shall have an Exercise Price per share at least equal to the Fair Market Value of a share of BOC common stock on the date of grant, meaning the closing price on the date of grant if BOC common stock is traded on an exchange (or the closing price on the next trading day if the grant date is not a trading day). However, the Exercise Price per share shall be at least 110% of the Fair Market Value of a share of BOC common stock on the date of grant for any Incentive Stock Option granted to an Employee who, on the date of grant, owns (as defined in Internal Revenue Code Section 424(d)) BOC common stock possessing more than 10% of the total combined voting power of all classes of stock (or the combined voting power of any Related Entity), determined according to rules issued under Internal Revenue Code Section 422.

6.3        Exercise of Options. Subject to Article 8 and any terms, restrictions, and conditions specified in the Plan, and unless specified otherwise in the Award Agreement, Options shall be exercisable at the time or times specified in the Award Agreement, and they may become exercisable as to portions of the shares covered by Options at intervals during a stated period of time, but (x) no Incentive Stock Option may be exercised more than ten years after it is granted, or more than five years after it is granted in the case of an Incentive Stock Option granted to an Employee who on the date of grant owns (as defined in Internal Revenue Code Section 424(d)) BOC common stock possessing more than 10% of the total combined voting power of all classes of stock or the combined voting power of any Related Entity, determined under rules issued under Internal Revenue Code Section 422, (y) no Nonqualified Stock Option granted to a Director shall be exercisable more than ten years after it is granted, and (z) Nonqualified Stock Options not granted to Directors shall be exercisable for the period specified in the Award Agreement, but not more than ten years after the grant date if no period is specified in the Award Agreement.

6.4        Incentive Stock Options. Despite any provision in this Plan to the contrary:

(a)        no provision of this Plan relating to Incentive Stock Options shall be interpreted, amended, or altered, nor shall any discretion or authority granted under the Plan be exercised, in a manner that is inconsistent with Internal Revenue Code Section 422 or, without the consent of the affected Participant, to cause any Incentive Stock Option to fail to qualify for the federal income tax treatment provided by Internal Revenue Code Section 421,

(b)        the aggregate Fair Market Value of the BOC common stock (determined as of the date of grant) for which Incentive Stock Options are exercisable for the first time by a Participant in any calendar year under all stock option plans of BOC and all its Related Entities shall not exceed $100,000 (or other amount specified in

Internal Revenue Code Section 422(d)), determined under rules issued under Internal Revenue Code Section 422, and

(c)        no Incentive Stock Option shall be granted to a person who is not an Employee on the grant date.

6.5        Exercise Procedures and Payment for Options. The Exercise Price associated with each Option must be paid according to procedures described in the Award Agreement. These procedures may allow either of the following payment methods: (x) payment in cash or a cash equivalent or (y) surrender by the Participant of unrestricted shares of BOC common stock he or she has owned for at least six months before the exercise date as partial or full payment of the Exercise Price, either by actual delivery of the shares or by attestation, with each share valued at the Fair Market Value of a share of BOC common stock on the exercise date. In its sole discretion the Plan Committee may withhold its approval for any method of payment for any reason, including but not limited to concerns that the proposed method of payment will result in adverse financial accounting treatment, adverse tax treatment for BOC or the Participant, or a violation of the Sarbanes-Oxley Act of 2002, as amended from time to time, and related regulations and guidance. A Participant may exercise an Option solely by sending to the Plan Committee or its designee a completed exercise notice in the form prescribed by the Plan Committee along with payment, or designation of an approved payment procedure, of the Exercise Price.

6.6        Substitution of Options. In BOC’s discretion, persons who become Employees as a result of a transaction described in Internal Revenue Code Section 424(a) may receive Options in exchange for options granted by their former employer or the former Related Entity subject to the rules and procedures prescribed under Section 424.

6.7        Rights Associated With Options. A Participant holding an unexercised Option shall have no voting or dividend rights associated with shares underlying the unexercised Option. The Option shall be transferable solely as provided in Section 13.1. Unless otherwise specified in the Award Agreement or as otherwise specifically provided in the Plan, BOC common stock acquired by Option exercise shall have all dividend and voting rights associated with BOC common stock and shall be transferable, subject to applicable federal securities laws, applicable requirements of any national securities exchange or system on which shares of BOC common stock are then listed or traded, and applicable blue sky or state securities laws.

ARTICLE 7

RESTRICTED STOCK

7.1        Grant of Restricted Stock. Subject to the terms, restrictions, and conditions specified in the Plan and the associated Award Agreement, at any time during the term of this Plan the Plan Committee may grant shares of Restricted Stock to Employees and BOC’s Board of Directors may grant shares of Restricted Stock to Directors. Restricted Stock may be granted at no cost or at a price per share determined by the Plan Committee or the Board of Directors, which may be less than the Fair Market Value of a share of BOC common stock on the date of grant.

7.2        Earning Restricted Stock. Subject to the terms, restrictions, and conditions specified in the Plan and the associated Award Agreement, and unless otherwise specified in the Award Agreement:

(a)        terms, restrictions, and conditions imposed on Restricted Stock granted to Employees and Directors shall lapse as described in the Award Agreement, and any Award Agreement may provide for a schedule under which terms, restrictions and conditions lapse as to portions of the shares included in an Award at lapse at intervals during a stated period of time;

(b)        during the period in which satisfaction of the conditions imposed on Restricted Stock is to be determined, Restricted Stock and any shares of BOC common stock issuable as a dividend or other distribution on the Restricted Stock shall be held by BOC as escrow agent,

(c)        at the end of the period in which satisfaction of the conditions imposed on Restricted Stock is to be determined, the Restricted Stock shall be (x) forfeited if all terms, restrictions, and conditions described in the Award Agreement are not satisfied (with a refund, without interest, of any consideration paid by the Participant), or (y) released from escrow and distributed to the Participant as soon as practicable after the last day of the period in which satisfaction of the conditions imposed on Restricted Stock is to be determined if all terms, restrictions, and conditions specified in the Award Agreement are satisfied. Any Restricted Stock Award relating to a fractional share of BOC common stock shall be rounded to the next whole share when settled.

7.3        Rights Associated With Restricted Stock. During the period in which satisfaction of the conditions imposed on Restricted Stock is to be determined, and unless the Restricted Stock Award Agreement specifies otherwise, Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated. Except as otherwise required for compliance with the conditions for exemption of performance-based compensation from the deduction limitations of Internal Revenue Code Section 162(m) and except as otherwise required by the terms of the applicable Award Agreement, during the period in which satisfaction of the conditions imposed on Restricted Stock is to be determined each Participant to whom Restricted Stock is issued may exercise full voting rights associated with that Restricted Stock and shall be entitled to receive all dividends and other distributions on that Restricted Stock; provided, however, that if a dividend or other distribution is paid in the form of shares of BOC common stock, those shares shall also be considered Restricted Stock and shall be held in escrow by BOC and be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock to which the dividend or distribution relates.

7.4        Internal Revenue Code Section 83(b) Election. The Plan Committee may provide in an Award Agreement that the Award of Restricted Stock is conditioned upon the Participant making or refraining from making an election under Internal Revenue Code Section 83(b). If a Participant makes an election under Internal Revenue Code Section 83(b) concerning a Restricted Stock Award, the Participant must promptly file a copy of the election with BOC.

ARTICLE 8

PERFORMANCE SHARES

8.1        Generally. Subject to the terms, restrictions, and conditions specified in the Plan and the Award Agreement, the granting or vesting of Performance Shares shall, in the Plan Committee’s sole discretion, be based on achievement of performance objectives derived from one or more of the Performance Criteria specified in Section 8.2. Performance Shares may be granted (x) to Covered Officers in a manner that qualifies as performance-based compensation under Internal Revenue Code Section 162(m) or (y) to Employees who are not Covered Officers in any manner reasonably determined by the Plan Committee. Unless an Award Agreement provides otherwise, Performance Shares awarded under this Plan are intended to satisfy the requirements for exclusion from coverage under Internal Revenue Code Section 409A, and all Performance Share Award Agreements shall be construed and administered consistent with that intention.

8.2        Performance Criteria.

(a)        Vesting of Performance Shares that are intended to qualify as performance-based compensation under Internal Revenue Code Section 162(m) shall be based on one or more or any combination of the following criteria (the “Performance Criteria”) and may be applied solely with reference to BOC, to a Related Entity, to BOC and a Related Entity, or relatively between BOC, a Related Entity, or both and one or more unrelated entities –

(1)	net earnings or net income (before or after taxes),

(2)	earnings per share,

(3)	deposit or asset growth,

(4)	net operating income,

(5)	return measures (including return on assets and equity),

(6)	fee income,

(7)	earnings before or after taxes, interest, depreciation and/or amortization,

(8)	interest spread,

(9)	productivity ratios,

(10)	share price, including but not limited to growth measures and total stockholder return,

(11)	expense targets,

(12)	credit quality,

(13)	efficiency ratio,

(14)	market share,

(15)	customer satisfaction, and

(16)	net income after cost of capital.

(b)        Vesting of Performance Shares granted to Participants who are not Covered Officers may be based on one or more or any combination of the Performance Criteria listed in Section 8.2(a) or on other factors the Plan Committee considers relevant and appropriate.

(c)        Different Performance Criteria may be applied to individual Employees or to groups of Employees and, as specified by the Plan Committee, may be based on the results achieved (x) separately by BOC or any Related Entity, (y) by any combination of BOC and Related Entities, or (z) by any combination of segments, products, or divisions of BOC and Related Entities.

(d)        The Plan Committee shall make appropriate adjustments of Performance Criteria to reflect the effect on any Performance Criteria of any stock dividend or stock split affecting BOC common stock, a recapitalization (including without limitation payment of an extraordinary dividend), merger, consolidation, combination, spin-off, distribution of assets to stockholders, exchange of shares, or similar corporate change. Also, the Plan Committee shall make a similar adjustment to any portion of a Performance Criterion that is not based on BOC common stock but that is affected by an event having an effect similar to those just described. As permitted under Internal Revenue Code Section 162(m), the Plan Committee may make appropriate adjustments of Performance Criteria to reflect a substantive change in an Employee’s job description or assigned duties and responsibilities.

(e)        Performance Criteria shall be established in an associated Award Agreement as soon as administratively practicable after the criteria are established, but in the case of Covered Officers no later than the earlier of (x) 90 days after the beginning of the applicable Performance Period and (y) the expiration of 25% of the applicable period in which satisfaction of the applicable Performance Criteria is to be determined.

8.3        Earning Performance Shares. Except as otherwise provided in the Plan or the Award Agreement, at the end of each applicable period in which satisfaction of the Performance Criteria is to be determined, the Plan Committee shall certify that the Employee has or has not satisfied the Performance Criteria. Performance Shares shall then be:

(a)        forfeited to the extent the Plan Committee certifies that the Performance Criteria are not satisfied, or

(b)        to the extent the Performance Criteria are certified by the Plan Committee as having been satisfied, distributed to the Employee in the form of shares of BOC common stock (unless otherwise specified in the Award Agreement) on or before the later of (x) the 15th day of the third month after the end of the Participant’s taxable year in which the Plan Committee certifies that the related Performance Criteria are satisfied and (y) the

15th day of the third month after the end of BOC’s taxable year in which the Plan Committee certifies that the related Performance Criteria are satisfied. However, the Performance Shares may be distributed later if BOC reasonably determines that compliance with that schedule is not administratively practical and if the distribution is made as soon as practical.

8.4        Rights Associated with Performance Shares. During the applicable period in which satisfaction of the Performance Criteria is to be determined, Performance Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated. During the applicable period in which satisfaction of the Performance Criteria is to be determined and unless the Award Agreement provides otherwise, Employees may not exercise voting rights associated with their Performance Shares and all dividends and other distributions paid on Performance Shares shall be held by BOC as escrow agent. At the end of the period in which satisfaction of the applicable Performance Criteria is to be determined, dividends or other distributions held in escrow shall be distributed to the Participant or forfeited as provided in Section 8.3. No interest or other accretion will be credited on dividends or other distributions held in escrow. If a dividend or other distribution is paid in the form of shares of BOC common stock, those shares shall be held in escrow by BOC and be subject to the same restrictions on transferability and forfeitability as the shares of BOC common stock to which the dividend or distribution relates.

ARTICLE 9

TERMINATION

9.1        Termination for Cause.

(a)        If a Participant’s employment or director service terminates for Cause, or if in BOC’s judgement a basis for termination for Cause exists, all Awards held by the Participant that are outstanding shall be forfeited, regardless of whether the Awards are exercisable and regardless of whether Participant’s employment or director service with BOC or a Related Entity actually terminates, except that Restricted Stock or Performance Shares that have been released from escrow and distributed to the Participant shall not be affected by termination for Cause.

(b)        The term “Cause” shall mean one or more of the acts described in this Section 9.1, including:

(1)	an act of fraud, intentional misrepresentation, embezzlement, misappropriation, or conversion by the Participant of the assets or business opportunities of BOC or a Related Entity,

(2)	conviction of the Participant of or plea by the Participant of guilty or no contest to a felony or a misdemeanor,

(3)	violation by the Participant of the written policies or procedures of BOC or the Related Entity with which the Participant is employed, including but not limited to violation of BOC’s or the Related Entity’s code of ethics,

(4)	unless disclosure is inadvertent, disclosure to unauthorized persons of any confidential information not in the public domain relating to BOC’s or a Related Entity’s business, including all processes, inventions, trade secrets, computer programs, technical data, drawings or designs, information concerning pricing and pricing policies, marketing techniques, plans and forecasts, new product information, information concerning methods and manner of operations, and information relating to the identity and location of all past, present, and prospective customers and suppliers,

(5)	intentional breach of any contract with or violation of any legal obligation owed to BOC or a Related Entity,

(6)	dishonesty relating to the duties owed by the Participant to BOC or a Related Entity,

(7)	the Participant’s willful and continued refusal to substantially perform assigned duties, other than refusal resulting from sickness or illness or while suffering from an incapacity due to physical or mental illness, including a condition that does or may constitute a disability,

(8)	the Participant’s willful engagement in gross misconduct materially and demonstrably injurious to BOC or a Related Entity,

(9)	the Participant’s breach of any term of this Plan or an Award Agreement,

(10)	intentional cooperation with a party attempting a Change in Control of BOC, unless BOC’s Board of Directors approves or ratifies the Participant’s action before the Change in Control or unless the Participant’s cooperation is required by law, or

(11)	any action that constitutes “cause” for termination as defined in any written agreement between the Participant and BOC or a Related Entity.

However, Cause shall not be deemed to exist merely because the Participant is absent from active employment during periods of paid time off, consistent with the applicable paid time-off policy of BOC or its Related Entity with which the Participant is employed, as the case may be, sickness or illness or while suffering from an incapacity due to physical or mental illness, including a condition that does or may constitute a disability, or other period of absence approved by BOC or its Related Entity, as the case may be. The Plan Committee shall have the sole discretion to determine whether any condition constitutes a disability for purposes of the Plan or this Section 9.1.

9.2        Termination for any Other Reason. Unless specified otherwise in the Award Agreement or in this Plan, and except as provided in Section 9.1, when a Participant’s employment or service as a Director terminates for any reason, the portions of the Participant’s outstanding Options that are unvested and unexercisable, and the portions of the Participant's Restricted Stock Awards or Performance Share Awards that are unvested and held in escrow, shall be forfeited. Options that are exercisable when termination occurs shall be forfeited if not exercised before the earlier of (x) the expiration date specified in the Award Agreement, (y) any other time (including the date of termination), or after any number of days following the date of termination, as specified in the Award Agreements pertaining to those Options.

ARTICLE 10

EFFECT OF A CHANGE IN CONTROL

10.1        Definition of Change in Control. The term “Change in Control” shall have the meaning given in any written agreement between the Employee or Director and BOC or any Related Entity. However, if an Award is subject to Internal Revenue Code Section 409A, the term Change in Control shall have the meaning given in Section 409A. If an Award is not subject to Internal Revenue Code Section 409A, and if the term Change in Control is not defined in a written agreement between the Employee or Director and BOC or a Related Entity, any of the following events occurring on or after the date this Plan becomes effective under Section 1.2 shall constitute a Change in Control:

(a)        Change in Board Composition. If individuals who constitute BOC’s Board of Directors on the date this Plan becomes effective under Section 1.2 (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board of Directors. A person who becomes a Director after the date this Plan becomes effective and whose election or nomination for election is approved by a vote of at least two-thirds (2/3) of the Incumbent Directors on the Board of Directors shall be deemed to be an Incumbent Director. The necessary two-thirds approval may take the form of a specific vote on that person’s election or nomination or approval of BOC’s proxy statement in which the person is named as a nominee for Director, without written objection by Incumbent Directors to the nomination. A person elected or nominated as a Director of BOC initially as the result of an actual or threatened director-election contest or any other actual or threatened solicitation of proxies by or on behalf of any person other than BOC’s Board of Directors shall never be considered an Incumbent Director, unless at least two-thirds (2/3) of the Incumbent Directors specifically vote to treat that person as an Incumbent Director.

(b)        Significant Ownership Change. If any person directly or indirectly is or becomes the beneficial owner of securities whose combined voting power in the election of BOC’s Directors is:

(1)	50% or more of the combined voting power of all of BOC’s outstanding securities eligible to vote for the election of BOC's Directors,

(2)	25% or more, but less than 50%, of the combined voting power of all of BOC’s outstanding securities eligible to vote in the election of BOC’s Directors, except that an event described in this paragraph (b)(2) shall not constitute a Change in Control if it is the result of any of the following acquisitions of BOC’s securities:

(A)	by BOC or a Related Entity, reducing the number of BOC securities outstanding (unless the person thereafter becomes the beneficial owner of additional securities that are eligible to vote in the election of BOC's Directors, increasing the person’s beneficial ownership by more than one percent),

(B)	by or through an employee benefit plan sponsored or maintained by BOC or a Related Entity and described (or intended to be described) in Internal Revenue Code Section 401(a),

(C)	by or through an equity compensation plan maintained by BOC or a Related Entity, including this Plan and any program described in Internal Revenue Code Section 423,

(D)	by an underwriter temporarily holding securities in an offering of securities,

(E)	in a Non-Control Transaction, as defined in Section 10.1(c), or

(F)	in a transaction (other than one described in Section 10.1(c)) in which securities eligible to vote in the election of BOC's Directors are acquired from BOC, if a majority of the Incumbent Directors approves a resolution providing expressly that the acquisition shall not constitute a Change in Control.

(c)        Merger. Consummation of a merger, consolidation, share exchange, or similar form of corporate transaction involving BOC or a Related Entity requiring approval of BOC’s stockholders, whether for the transaction or for the issuance of securities in the transaction (a “Business Combination”), unless immediately after the Business Combination:

(1)	more than 50% of the total voting power of either (x) the corporation resulting from consummation of the Business Combination (the “Surviving Corporation”) or, if applicable, (y) the ultimate parent corporation that directly or indirectly beneficially owns 100% of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”) is represented by securities that were eligible to vote in the election of BOC's Directors and that were outstanding immediately before the Business Combination (or, if applicable, represented by securities into which the BOC securities were converted in the Business Combination), and that voting power among the holders thereof is in substantially the same proportion as the voting power of securities eligible to vote in the election of BOC's Directors among the holders thereof immediately before the Business Combination,

(2)	no person (other than any employee benefit plan sponsored or maintained by the Surviving Corporation or the Parent Corporation or any employee stock benefit trust created by the Surviving Corporation or the Parent Corporation) directly or indirectly is or becomes the beneficial owner of 25% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation), and

(3)	at least a majority of the members of the Board of Directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) were Incumbent Directors when the initial agreement providing for the Business Combination was approved by BOC’s Board of Directors.

A Business Combination satisfying all of the criteria specified in clauses (1), (2), and (3) of this Section 10.1(c) shall constitute a “Non-Control Transaction,” or

(d)        Sale of Assets. If BOC’s stockholders approve a plan of complete liquidation or dissolution of BOC or a sale of all or substantially all of its assets, but in any case only if BOC’s assets are transferred to an entity not owned directly or indirectly by BOC or its stockholders.

10.2        Effect of Change in Control. If a Change in Control occurs, the Plan Committee shall have the right in its sole discretion to –

(a)        accelerate the exercisability of any or all Options, despite any limitations contained in the Plan or Award Agreement,

(b)        accelerate the vesting of Restricted Stock or Performance Shares, despite any limitations contained in the Plan or Award Agreement,

(c)        cancel any or all outstanding Awards in exchange for the kind and amount of shares of the surviving or new corporation, cash, securities, evidences of indebtedness, other property, or any combination thereof that the holder of the Award would have received upon consummation of the Change-in-Control transaction (the “Acquisition Consideration”) had the Option, Restricted Stock or Performance Shares been exercised or converted into shares of BOC common stock before the transaction, less the applicable exercise or purchase price,

(d)        cause the holders of any or all Awards to have the right during the term of the Awards to receive upon exercise the Acquisition Consideration receivable upon consummation of the transaction by a holder of the number of shares of BOC common stock that might have been obtained upon exercise or conversion of all or any portion thereof, less the applicable exercise or purchase price therefor, or to convert the Award into a stock option, restricted stock or performance shares relating to the surviving or new corporation in the transaction, or

(e)        take such other action as it deems appropriate to preserve the value of the Award to the Participant.

The Plan Committee may provide for any of the foregoing actions in an Award Agreement in advance, may provide for any of the foregoing actions in connection with the Change in Control, or both. Alternatively, the Plan Committee shall also have the right to require any purchaser of BOC’s assets or stock, as the case may be, to take any of the actions set forth in the preceding sentence as such purchaser may determine to be appropriate or desirable. The manner of application and interpretation of the provisions of this Section 10.2 shall be determined by the Plan Committee in its sole and absolute discretion. Despite any provision of this Plan or an Award Agreement to the contrary, a Participant shall not be entitled to any amount under this Plan if he or she acted in concert with any person to effect a Change in Control, unless the Participant acted at the specific direction of BOC’s Board of Directors and in his or her capacity as an Employee of BOC or any Related Entity. For purposes of this Plan the term “person” shall be as defined in Section 3(a)(9) and as used in Sections 13(d)(3) and 14(d) (2) of the Securities Exchange Act of 1934, and the terms “beneficial owner” and “beneficial ownership” shall have the meaning given in the Securities and Exchange Commission’s Rule 13d-3 under the Securities Exchange Act of 1934.

ARTICLE 11

AMENDMENT, MODIFICATION, AND TERMINATION OF THIS PLAN

BOC may terminate, suspend, or amend the Plan at any time without stockholder approval, unless stockholder approval is necessary to satisfy applicable requirements imposed by (a) Rule 16b-3 under the Securities Exchange Act of 1934, or any successor rule or regulation, (b) the Internal Revenue Code, which requirements may include qualification of an Award as performance-based compensation under Internal Revenue Code Section 162(m), or (c) any securities exchange, market, or other quotation system on or through which BOC’s securities are listed or traded. However, no Plan amendment shall (x) result in the loss of a Plan Committee member's status as a “non-employee director,” as that term is defined in Rule 16b-3 under the Securities Exchange Act of 1934 or any successor rule or regulation, (y) cause the Plan to fail to satisfy the requirements imposed by Rule 16b-3, or (z) without the affected Participant’s consent (and except as specifically provided otherwise in this Plan or the Award Agreement), adversely affect any Award granted before the amendment, modification, or termination. Despite any provision in the Plan, including this Article 10, to the contrary, BOC shall have the right to amend the Plan and any Award Agreements without additional consideration to affected Participants if amendment is necessary to avoid penalties arising under Internal Revenue Code Section 409A, even if the amendment reduces, restricts, or eliminates rights granted under the Plan, the Award Agreement, or both before the amendment.

ARTICLE 12

ISSUANCE OF SHARES AND SHARE CERTIFICATES

12.1        Issuance of Shares. BOC shall issue or cause to be issued shares of its common stock as soon as practicable upon exercise or conversion of an Award that is payable in shares of BOC common stock. No shares shall be issued until full payment is made, if payment is required by the terms of the Award. In the case of an Option, until a stock certificate evidencing the shares is issued, no right to vote or receive dividends or any other rights as a stockholder shall exist for the shares of BOC common stock to be issued, despite the exercise of the Option. Issuance of a stock certificate shall be evidenced by the appropriate entry on the books of BOC or of a duly authorized transfer agent of BOC.

12.2        Delivery of Share Certificates. BOC shall not be required to issue or deliver any certificates until all of the following conditions are fulfilled:

(a)        payment in full for the shares and for any tax withholding,

(b)        completion of any registration or other qualification of the shares the Plan Committee in its discretion deems necessary or advisable under any Federal or state laws or under the rulings or regulations of the Securities and Exchange Commission or any other regulating body,

(c)        if BOC common stock is listed on the Nasdaq Stock Market or another exchange, admission of the shares to listing on the Nasdaq Stock Market or the other exchange,

(d)        if the offer and sale of shares of BOC common stock is not registered under the Securities Act of 1933, qualification of the offer and sale as a private placement under the Securities Act of 1933 or qualification under another registration exemption under the Securities Act of 1933,

(e)        obtaining any approval or other clearance from any Federal or state governmental agency the Plan Committee in its discretion determines to be necessary or advisable, and

(f)        the Plan Committee is satisfied that the issuance and delivery of shares of BOC common stock under this Plan complies with applicable Federal, state, or local law, rule, regulation, or ordinance or any rule or regulation of any other regulating body, for which the Plan Committee may seek approval of BOC’s counsel.

12.3      Applicable Restrictions on Shares. Shares of BOC common stock issued may be subject to such stock transfer orders and other restrictions as the Plan Committee may determine are necessary or advisable under any applicable Federal or state securities law rules, regulations and other requirements, the rules, regulations and other requirements of The Nasdaq Stock Market or any stock exchange upon which BOC common stock is listed, and any other applicable Federal or state law. Certificates for the common stock may bear any restrictive legends the Plan Committee considers appropriate.

12.4      Book Entry. Instead of issuing stock certificates evidencing shares, BOC may use a “book entry” system in which a computerized or manual entry is made in the records of BOC to evidence the issuance of shares of BOC common stock. BOC’s records are binding on all parties, unless manifest error exists.

ARTICLE 13

MISCELLANEOUS

13.1      Assignability. Except as described in this Section or as provided in Section 13.2, an Award may not be transferred except by will or by the laws of descent and distribution, and an Award may be exercised during the Participant’s lifetime solely by the Participant or by the Participant’s guardian or legal representative. However, with the permission of the Plan Committee a Participant or a specified group of Participants may transfer Awards other than Incentive Stock Options to a revocable inter vivos trust of which the Participant is the settlor, or may transfer Awards other than Incentive Stock Options to a member of the Participant’s immediate family, a revocable or irrevocable trust established solely for the benefit of the Participant’s immediate family, a partnership or limited liability company whose only partners or members are members of the Participant’s immediate family, or an organization described in Internal Revenue Code Section 501(c)(3). An Award transferred to one of these permitted transferees shall continue to be subject to all of the terms and conditions that applied to the Award before the transfer and to any other rules prescribed by the Plan Committee. A permitted transferee may not retransfer an Award except by will or by the laws of descent and distribution, and the transfer by will or by the laws of descent and distribution must be a transfer to a person who would be a permitted transferee according to this Section 13.1.

13.2      Beneficiary Designation. Each Participant may name a beneficiary or beneficiaries to receive or to exercise any vested Award that is unpaid or unexercised at the Participant’s death. Beneficiaries may be named contingently or successively. Unless otherwise provided in the beneficiary designation, each designation made shall revoke all prior designations made by the same Participant. A beneficiary designation must be made on a form prescribed by the Plan Committee and shall not be effective until filed in writing with the Plan Committee. If a Participant has not made an effective beneficiary designation, the deceased Participant’s beneficiary shall be his or her surviving spouse or, if none, the deceased Participant’s estate. None of BOC, its Board of Directors, or the Plan Committee is required to infer a beneficiary from any other source. The identity of a Participant’s designated beneficiary shall be based solely on the information included in the latest beneficiary designation form completed by the Participant and shall not be inferred from any other evidence.

13.3      No Implied Rights to Awards or Continued Services. No employee or director has any claim or right to be granted an Award under this Plan, and there is no obligation of uniformity of treatment of Participants under this Plan. Nothing in the Plan shall or shall be construed to guarantee that any Participant will receive a future Award. Neither this Plan nor any Award shall be construed as giving any individual any right to continue as an Employee or Director of BOC or a Related Entity. Neither the Plan nor any Award shall constitute a contract of employment, and BOC expressly reserves to itself and all Related Entities the right at any time to terminate Employees free from liability or any claim under this Plan, except as may be specifically provided in this Plan or in an Award Agreement.

13.4      Tax Withholding.

(a)        BOC shall withhold from other amounts owed to the Participant or require a Participant to remit to BOC an amount sufficient to satisfy federal, state, and local withholding tax requirements on any Award, exercise, or cancellation of an Award or purchase of Stock. If these amounts are not to be withheld from other payments due to the Participant or if there are no other payments due to the Participant, BOC shall defer payment of cash or issuance of shares of Stock until the earlier of (x) 30 days after the settlement date, or (y) the date the Participant remits the required amount.

(b)        If the Participant does not remit the required amount within 30 days after the settlement date, BOC shall permanently withhold from the value of the Awards to be distributed the minimum amount required to be withheld to comply with applicable federal, state, and local income, wage, and employment taxes, distributing the balance to the Participant.

(c)        In its sole discretion, which may be withheld for any reason or for no reason, the Plan Committee may permit a Participant to reimburse BOC for this tax withholding obligation through one or more of the following methods, subject to conditions the Plan Committee establishes:

(1)	having shares of Stock otherwise issuable under the Plan withheld by BOC, but only to the extent of the minimum amount that must be withheld to comply with applicable state, federal, and local income, employment, and wage tax laws,

(2)	delivering to BOC previously acquired shares of BOC common stock that the Participant has owned for at least six months,

(3)	remitting cash to BOC, or

(4)	remitting a personal check immediately payable to BOC.

13.5      Indemnification. Each individual who is or was a member of BOC’s Board of Directors or Plan Committee shall be indemnified and held harmless by BOC against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be made a party or in which he or she may be involved by reason of any action taken or not taken under the Plan as a Director of BOC or as a Plan Committee member and against and from any and all amounts paid, with BOC’s approval, by him or her in settlement of any matter related to or arising from the Plan as a BOC Director or as a Plan Committee member or paid by him or her in satisfaction of any judgment in any action, suit or proceeding relating to or arising from the Plan against him or her as a BOC Director or as a Plan Committee member, but only if he or she gives BOC an opportunity at its expense to handle and defend the matter before he or she undertakes to handle and defend it in his or her own behalf. The right of indemnification described in this Section is not exclusive and is independent of any other rights of indemnification to which the individual may be entitled under BOC’s organizational documents, by contract, as a matter of law, or otherwise.

13.6      No Limitation on Compensation. Nothing in the Plan shall be construed to limit the right of BOC to establish other plans or to pay compensation to its Employees or Directors in cash or property in a manner not expressly authorized under the Plan.

13.7      Governing Law. The Plan and all agreements hereunder shall be construed in accordance with and governed by the laws, other than laws governing conflict of laws, of the State of North Carolina. This Plan is not intended to be governed by the Employee Retirement Income Security Act of 1974, and the Plan shall be construed and administered in a manner that is consistent with that intention.

13.8      No Impact on Benefits. Plan Awards are not compensation for purposes of calculating a Participant’s rights under any employee benefit plan that does not specifically require the inclusion of Awards in benefit calculations.

13.9      Securities and Exchange Commission Rule 16b-3. The Plan is intended to comply with all applicable conditions of Securities and Exchange Commission Rule 16b-3 under the Securities Exchange Act of

1934, as that rule may be amended from time to time. All transactions involving a Participant who is subject to beneficial ownership reporting under Section 16(a) of the Securities Exchange Act of 1934 shall be subject to the conditions set forth in Rule 16b-3, regardless of whether the conditions are expressly set forth in this Plan, and any provision of this Plan that is contrary to Rule 16b-3 shall not apply to that Participant.

13.10    Internal Revenue Code Section 162(m). The Plan is intended to comply with applicable requirements of Section 162(m) for exemption of performance-based compensation from the deduction limitations of Section 162(m). Unless the Plan Committee expressly determines otherwise, any provision of this Plan that is contrary to those Section 162(m) exemption requirements shall not apply to an Award that is intended to qualify for the exemption for performance-based compensation.

13.11    Successors. All obligations of BOC under Awards granted under this Plan are binding on any successor to BOC, whether as a result of a direct or indirect purchase, merger, consolidation, or otherwise of all or substantially all of the business or assets of BOC.

13.12    Severability. If any provision of this Plan or the application thereof to any person or circumstances is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan or other applications, and this Plan is to be construed and enforced as if the illegal or invalid provision had not been included.

13.13    No Golden Parachute Payments. Despite any provision in this Plan or in an Award Agreement to the contrary, BOC shall not be required to make any payment under this Plan or an Award Agreement that would be a prohibited golden parachute payment within the meaning of Section 18(k) of the Federal Deposit Insurance Act.

FOLD AND DETACH HERE

I (We) direct that the shares represented by this appointment of proxy be voted as instructed above. In the absence of any instruction, those shares may be voted by the Proxies “FOR” the election of each nominee named in Proposal 1 and “FOR” Proposal 2. If, before the Annual Meeting, any nominee listed in Proposal 1 becomes unable or unwilling to serve as a director for any reason, the Proxies are authorized to vote for a substitute nominee named by the Board of Directors. On any other matter properly presented for action by shareholders at the Annual Meeting, and on matters incident to the conduct of the meeting, the Proxies are authorized to vote the shares represented by this appointment of proxy according to their best judgment.

This appointment of proxy may be revoked by the undersigned at any time before the voting takes place at the Annual Meeting by filing with the Corporation’s Secretary a written instrument revoking it or a duly executed appointment of proxy bearing a later date, or by attending the Annual Meeting and announcing an intention to vote in person.

Label Area 4” x 1 1/2”

Date : , 2007

Signature

Signature, (if shares held Jointly) Instruction: Please sign above exactly as your name appears on this appointment of proxy. Joint owners of shares should both sign. Fiduciaries or other persons signing in a representative capacity should indicate the capacity in which they are signing.

IMPORTANT: To ensure that your shares are represented and that a quorum is present at the Annual Meeting, please sign and date your appointment of proxy and return it to the Corporation in the enclosed envelope.

VOTE BY INTERNET

QUICK *** EASY *** IMMEDIATE

Read our proxy statement before you vote by proxy. Then, to insure that your shares are represented at the Annual Meeting, we ask that you appoint the Proxies to vote your shares for you. You can do that in one of the following two ways.

Voting by Proxy Card

You can mark, sign and return the proxy card below in the enclosed postage-prepaid envelope.

Voting by Internet:

You can go to the Bank’s Internet website (http://www.bankofthecarolinas.com) and click on the link for “proxy voting.” When you are prompted for your “voter control number,” enter the number printed just above your name on the reverse side of the proxy card below, and then follow the instructions you will be given. You need not sign and return a proxy card. When you vote by Internet, you will be appointing the Proxies to vote your shares on the same terms and with the same authority as if you marked, signed and returned a proxy card. The authority you will be giving the Proxies is described in the proxy card below and in our proxy statement for the Annual Meeting.

You should note that you may vote by Internet only until 5:00 p.m. on May 23, 2007, which is the day before the Annual Meeting date.

This is a “secured” web page site. Your software and/or Internet provider must be “enabled” to access this site. Please call your software or Internet provider for further information if needed.

FOLD AND DETACH HERE

APPOINTMENT OF PROXY

SOLICITED BY BOARD OF DIRECTORS

The undersigned hereby appoints Robert E. Marziano, Stephen R. Talbert and Michael D. Larrowe (the “Proxies”), and any substitute appointed by them, as the undersigned’s attorneys and proxies, and authorizes any one or more of them to represent and vote as directed below all shares of the common stock of Bank of the Carolinas Corporation (the “Corporation”) held of record by the undersigned on April 5, 2007, at the Annual Meeting of the Corporation’s shareholders (the “Annual Meeting”) to be held at the Bank of the Carolinas Operations Center located at 106 York Way, Advance, North Carolina, at 2:00 p.m. on Thursday, May 24, 2007, and at any adjournments of the meeting. The undersigned directs that the shares represented by this appointment of proxy be voted as follows:

(1) Election of Directors. Election of 14 directors to one-year terms.

FOR all nominees listed below

(except as indicated otherwise below)

WITHHOLD authority to vote

for all nominees listed below

NOMINEES: Jerry W. Anderson, Alan M. Bailey, William A. Burnette, John A. Drye, Thomas G. Fleming, John W. Googe, Henry H. Land, Michael D. Larrowe, Steven G. Laymon, Robert E. Marziano, Grady L. McClamrock, Jr., Lynne S. Safrit, Francis W. Slate, Stephen R. Talbert

Instruction: To withhold authority to vote for any individual nominee(s), write that nominee’s name(s) on the line below

(2) PROPOSAL TO APPROVE OUR 2007 OMNIBUS EQUITY PLAN. Proposal to approve our 2007 Omnibus Equity Plan.

FOR AGAINST ABSTAIN

(3) OTHER BUSINESS: On any other matter properly presented for action by shareholders at the Annual Meeting, and on matters incident to the conduct of the meeting, including motions to adjourn, the Proxies are authorized to vote the shares represented by this appointment of proxy according to their best judgment.

PLEASE DATE AND SIGN THIS APPOINTMENT OF PROXY ON THE REVERSE SIDE

AND RETURN IT IN THE ENVELOPE PROVIDED.